                            SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


[X] Filed by the registrant
[_] Filed by a party other than the registrant
     Check the appropriate box:
     [_]   Preliminary proxy statement
     [_] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
     [X]   Definitive proxy statement
     [_]   Definitive additional materials
     [_]   Soliciting material under Rule 14a-12


                            APOGEE ENTERPRISES, INC.
                (Name of Registrant as Specified in Its Charter)


     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)


Payment of filing fee (check the appropriate box):


[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:
[_]  Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

[APOGEE LOGO]

                                                                   May 10, 2001

Dear Shareholder:

   You are cordially invited to attend the 2001 Annual Meeting of Shareholders of Apogee Enterprises, Inc. to be held in the Lutheran Brotherhood Building Auditorium, 625 Fourth Avenue South, Minneapolis, Minnesota, commencing at 10:00 a.m. Central Daylight Time on Tuesday, June 19, 2001.

   The Secretary's formal notice of the meeting and the Proxy Statement appear on the following pages and describe the matters to come before the meeting. During the meeting, time will be provided for a review of the activities of the past year and items of general interest about the Company.

   This year, as a convenience to shareholders unable to attend the annual meeting in person, we also will be webcasting the meeting. To view the meeting via webcast, go to the Company's Web site at http://www.apog.com and click on the "investor relations" button, followed by the webcast link at the top of that page. Please plan to be at the Web site at least 15 minutes prior to the meeting so that you have sufficient time to register and to download and install any necessary software.

   We hope that you will be able to attend the meeting in person, and we look forward to seeing you. Even if you plan to attend the meeting, we urge you to vote your shares by marking your votes on the enclosed proxy card, signing and dating it, and mailing it in the enclosed envelope as promptly as possible. You also may vote your shares by telephone or using the Internet as directed on the enclosed proxy card. If you do attend the meeting, you may at that time revoke any proxy previously given and vote in person, if desired.

                                          Sincerely,

                                          /s/ Russell Huffer

                                          Russell Huffer
                                          Chairman, President and
                                          Chief Executive Officer

                           APOGEE ENTERPRISES, INC.
                           7900 Xerxes Avenue South
                                  Suite 1800
                          Minneapolis, MN 55431-1159

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          to be held on June 19, 2001

                               ----------------

   NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Shareholders of Apogee Enterprises, Inc. (the "Company") will be held in the Lutheran Brotherhood Building Auditorium, 625 Fourth Avenue South, Minneapolis, Minnesota, commencing at 10:00 a.m. Central Daylight Time on Tuesday, June 19, 2001 for the following purposes:

  1. To elect four Class III directors for three-year terms ending in the year 2004;

  2. To consider and act upon a proposal to amend the 1987 Apogee
     Enterprises, Inc. Partnership Plan, an incentive compensation plan;

  3. To ratify the appointment of Arthur Andersen LLP as independent auditors for the fiscal year ending March 2, 2002; and

  4. To transact such other business as may properly be brought before the meeting.

   The Board of Directors has fixed April 25, 2001 as the record date for the meeting. Only shareholders of record at the close of business on that date are entitled to receive notice of and vote at the meeting.

   This year, as a convenience to shareholders unable to attend the annual meeting in person, we also will be webcasting the meeting. To view the meeting via webcast, go to the Company's Web site at http://www.apog.com and click on the "investor relations" button, followed by the webcast link at the top of that page. Please plan to be at the Web site at least 15 minutes prior to the meeting so that you have sufficient time to register and to download and install any necessary software.

   Your vote is important to ensure a quorum at the meeting. Even if you own only a few shares, and whether or not you expect to be present at the meeting, we urgently request you to mark, date, sign and mail the enclosed proxy card in the postage-paid envelope provided or vote your shares by telephone or by using the Internet as directed on the enclosed proxy card. The proxy may be revoked by you at any time prior to the meeting and delivery of your proxy will not affect your right to vote in person if you attend the meeting.

                                          By Order of the Board of Directors,

                                          /s/ Patricia A. Beithon

                                          Patricia A. Beithon
                                          General Counsel and Secretary

Minneapolis, Minnesota
May 10, 2001

                           APOGEE ENTERPRISES, INC.

                                PROXY STATEMENT

   The enclosed proxy is being solicited on behalf of the Board of Directors of Apogee Enterprises, Inc. (the "Company") for use at our 2001 Annual Meeting of Shareholders to be held on June 19, 2001. The cost of soliciting proxies will be paid by the Company. In addition to solicitation by mail, some of our officers and regular employees may solicit the return of proxies by telephone, telegram, facsimile or personal interview but will receive no special compensation for these services. Additionally, we may request brokerage houses and custodians, nominees and fiduciaries to forward soliciting materials to their principals, in which case we will reimburse them for their reasonable out-of-pocket expenses.

   Only shareholders of record at the close of business on April 25, 2001 will be entitled to notice of and to vote at the annual meeting. A shareholder executing a proxy retains the right to revoke the proxy by notice in writing to the Secretary of the Company at any time prior to its use, by filing a duly executed proxy bearing a later date with the Secretary of the Company, by submitting a new proxy by telephone or through the Internet or by revoking the proxy at the annual meeting and voting in person. Proxies in the accompanying form which are properly executed, duly returned and not revoked will be voted in the manner specified. If a proxy is properly executed but does not specify any or all choices on it, the proxy will be voted as follows: (a) in favor of the election as Class III directors of the four nominees described herein; (b) in favor of the amendment to the 1987 Apogee Enterprises, Inc. Partnership Plan; (c) in favor of the ratification of the appointment of Arthur Andersen LLP as independent auditors of the Company; and (d) in the discretion of the persons named in the proxy, as to such other matters as may properly come before the meeting and as to which we did not have knowledge prior to February 20, 2001.

   If an executed proxy is returned and the shareholder has voted "withhold" or "abstain" on any matter, the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but will not be considered to have been voted in favor of the matter. If an executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to specified shares to vote on one or more matters, such shares will be considered represented at the meeting for purposes of determining a quorum but not represented at the meeting for purposes of calculating the vote with respect to such matter or matters.

   Our address is 7900 Xerxes Avenue South, Suite 1800, Minneapolis, Minnesota 55431-1159. Our telephone number is (952) 835-1874. The mailing of this proxy statement and form of proxy to shareholders will commence on or about May 10, 2001.

                 SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS

   At April 25, 2001, 28,809,606 shares of our common stock, par value $.33-1/3, were issued and outstanding. Each share is entitled to one vote. The following table sets forth information concerning beneficial ownership of common stock of the Company by persons who are known by us to own more than 5% of the outstanding voting stock of the Company at March 31, 2001, except as noted below. Unless otherwise indicated, all shares represent sole voting and investment power.

      Name and Address                        Amount and Nature of Percent of
      of Beneficial Owner                     Beneficial Ownership   Class
      -------------------                     -------------------- ----------
      Putnam Investments, LLC (1) ...........      2,613,571          9.1%
        One Post Office Square
        Boston, MA 02109
      Dimensional Fund Advisors Inc. (2) ....      2,481,766          8.6%
        1299 Ocean Avenue, 11th Floor
        Santa Monica, CA 90401
      Trust of Russell H. Baumgardner
       (6/6/86) (3) .........................      2,181,388          7.6%
        c/o Lionel, Sawyer, & Collins
        1100 Bank of America Plaza
        50 West Liberty Street
        Reno, NV 89501

--------
  (1) With respect to the information reported relating to Putnam Investments, LLC, we have relied upon the information supplied by Putnam in a Schedule 13G filing received by us with respect to information as of December 31, 2000. Putnam serves as the sub-advisor and the investment manager of various mutual funds, which hold the shares of our common stock in the ordinary course of business. In these capacities, Putnam exercises shared investment power over various institutional accounts, which held, in the aggregate, 2,613,571 shares of our common stock as of December 31, 2000. Of the shares reported, Putnam has shared voting power with respect to 647,510 shares.
  (2) With respect to the information reported relating to Dimensional Fund Advisors Inc., we have relied upon the information supplied by Dimensional in a Schedule 13G filing received by us with respect to information as of December 31, 2000. Dimensional serves as the investment advisor to various investment companies and the investment manager to certain commingled group trusts and separate accounts, which hold the shares of our common stock in the ordinary course of business. In these capacities, Dimensional exercises sole voting and investment power over such institutional accounts, which held, in the aggregate, 2,481,766 shares of our common stock as of December 31, 2000.
  (3) With respect to the information reported relating to the Russell H. Baumgardner Trust dated June 6, 1986, we have relied upon the information supplied by our transfer agent as of March 31, 2001. The 2,181,388 shares held by the Trust are also deemed to be beneficially owned by Messrs. Donald W. Goldfus, O. Walter Johnson and Laurence J. Niederhofer, who serve as trustees of the Trust, because as trustees, they share voting and investment power over the shares. If the shares held by the Trust were included in the holdings of Messrs. Goldfus, Johnson and Niederhofer, these individuals' common stock holdings would be as follows: Goldfus, 3,054,714 (10.5%), Johnson, 2,207,488 (7.7%),
      and Niederhofer, 2,698,739 (9.4%).

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires our directors and specified officers and persons who own more than 10% of a registered class of equity securities of the Company to file initial reports of ownership of those securities on Form 3 and reports of changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission and the NASDAQ National Market. Specific due dates for these reports have been established by the Securities and Exchange Commission, and we are required to disclose in this Proxy Statement any failure to timely file the required reports by these dates. Based solely on our review of the copies of such reports received by us or written representations from reporting persons, we believe that during the fiscal year ended March 3, 2001, except for the late filing of a Form 3 by Gary R. Johnson, Vice President and Treasurer of the Company, all Section 16(a) filing requirements applicable to our officers, directors and greater-than-10% shareholders were complied with in a timely manner.

                         Item 1: ELECTION OF DIRECTORS

   Our Articles of Incorporation provide that the Board of Directors will be divided into three classes of directors of as nearly equal size as possible and further provide that the total number of directors be determined exclusively by the Board. The term of each class of director is three years, and the term of one class expires each year in rotation. Currently, there are 11 directors. The terms of the Class III directors, consisting of Donald W. Goldfus, James L. Martineau, Ray C. Richelsen and Michael E. Shannon, expire at the 2001 Annual Meeting of Shareholders. Messrs. Goldfus, Martineau and Shannon have been members of the Board since 1964, 1973 and 1998, respectively, and were last elected to the Board at the 1998 Annual Meeting of Shareholders. Mr. Richelsen joined the Board in 2000, on the date of the 2000 Annual Meeting of Shareholders. The terms of the Class I and Class II directors expire at the 2002 and 2003 Annual Meeting of Shareholders, respectively.

   Unless authority for one or more of the nominees is withheld, proxies will be voted FOR the election of each of Messrs. Goldfus, Martineau, Richelsen and Shannon for a three-year term expiring at the 2004 Annual Meeting of Shareholders. The affirmative vote of a majority of the shares of common stock of the Company present in person or by proxy and entitled to vote at the annual meeting is necessary to elect each nominee.

   We have no reason to expect that any of the nominees will fail to be a candidate at the annual meeting and, therefore, do not have in mind any substitute or substitutes for any of the nominees. If any of the nominees should be unable to serve as a director (which event is not anticipated), proxies will be voted for a substitute nominee or nominees in accordance with the best judgment of the person or persons acting under the proxies.

   The following table sets forth information as to each nominee for the office of director, as well as for all other directors whose terms of office will continue after the 2001 Annual Meeting of Shareholders is held.

Name and Principal Occupation                   Age Director Since Term Expires
-----------------------------                   --- -------------- ------------
Donald W. Goldfus (Class III)..................  67      1964          2001
  Retired Chairman of the Board of Directors of
   the Company, a position he held from 1988 to
   June 1999. Chief Executive Officer of the
   Company from 1986 to January 1998. President
   of the Company from 1995 to January 1998.
   Prior to that, various senior management
   positions with the Company. Mr. Goldfus is
   also a director of G&K Services, Inc.
  Committee: Corporate Governance
James L. Martineau (Class III).................  60      1973          2001
  Retired Executive Vice President of the
   Company, a position he held from 1996 to
   1998. Prior to that, various senior
   management positions with the Company since
   1971. Mr. Martineau is also a director of
   Pinnacle Entertainment, Inc.

Name and Principal Occupation                  Age Director Since Term Expires
-----------------------------                  --- -------------- ------------
Ray C. Richelsen (Class III) .................  59      2000          2001
  Retired Executive Vice President,
   Transportation, Graphics and Safety Markets
   of 3M Company, an industrial, consumer and
   health care products manufacturer, a
   position he held from 1999 to 2000. Various
   senior management positions with 3M from
   1975 through 1998 and other positions with
   3M from 1963 to 1974. Mr. Richelsen is also
   a director of Banta Corporation.
  Committee: Compensation
Michael E. Shannon (Class III)................  64      1998          2001
  President of MEShannon & Associates, Inc., a
   consulting firm specializing in corporate
   finance and investments, since 2000.
   Chairman of the Board of Ecolab Inc., a
   developer and marketer of premium cleaning,
   sanitizing and maintenance products and
   services, from 1996 through 1999. Chief
   Administrative Officer of Ecolab from
   August 1992 through 1999, Chief Financial
   Officer of Ecolab from 1984 through 1999.
   Mr. Shannon is also a director of Minnesota
   Life Insurance Company and Pressure
   Systems, Inc.
  Committees: Compensation, Corporate
   Governance and Finance
Barbara B. Grogan (Class I)...................  53      1996          2002
  Chairman of the Board and President, Western
   Industrial Contractors, a construction
   company specializing in machinery erection
   and installation, since 1982. Ms. Grogan is
   also a director of Deluxe Corporation and
   Pentair, Inc.
  Committees: Audit and Corporate Governance
J. Patrick Horner (Class I)...................  51      1999          2002
  Chairman of The Horner Group, an information
   technology consulting firm, since 1997.
   President and director of Management
   Support Technologies, the lead consulting
   unit of Condor Technology Solutions, an
   information technology services company,
   from 1997 through 1998. Senior Vice
   President of Intersolv Corporation, also an
   information technology services company,
   from 1995 into 1997. Prior to joining
   Intersolv, Mr. Horner held various
   positions related to information technology
   services, including five years as President
   and Chief Operating Officer and a director
   of Perot Systems Corporation.
  Committees: Audit and Finance
Stephen C. Mitchell (Class I).................  57      1996          2002
  President and Chief Operating Officer of
   Lester B. Knight & Associates, Inc., a
   privately held, professional services
   company, since 1975.
  Committees: Compensation and Corporate
   Governance
Bernard P. Aldrich (Class II).................  51      1999          2003
  President and Chief Executive Officer of
   Rimage Corporation, a leading designer and
   manufacturer of on-demand publishing and
   duplicating systems for CD-recordable and
   DVD-recordable media, since December 1996.
   President of several manufacturing
   companies controlled by Activar, Inc., an
   industrial plastics and construction supply
   company, from January 1995 to December
   1996. Mr. Aldrich is also a director of
   Rimage Corporation.
  Committees: Audit and Compensation

Name and Principal Occupation                  Age Director Since Term Expires
-----------------------------                  --- -------------- ------------
Harry A. Hammerly (Class II)..................  67      1994          2003
  Retired Executive Vice President,
   International Operations, of 3M Company, an
   industrial, consumer and health care
   products manufacturer, a position he held
   from 1991 to 1995. Prior to that, various
   senior management positions with 3M since
   1973 and other positions with 3M since
   1955. Mr. Hammerly is also a director of
   Milacron, Inc. and BMC Industries, Inc.
  Committee: Audit
Russell Huffer (Class II).....................  51      1998          2003
  Chairman of the Board of Directors of the
   Company since June 1999 and Chief Executive
   Officer and President of the Company since
   January 1998. Prior to 1998, various senior
   management positions with the Company or
   our subsidiaries since 1986. Mr. Huffer is
   also a director of Hutchinson Technology
   Incorporated.
Laurence J. Niederhofer (Class II) ...........  68      1964          2003
  Retired Chief Executive Officer of the
   Company's Wausau Architectural Products
   Group, a position he held from 1968 to
   1993.
  Committees: Corporate Governance and Finance

--------

   The Board of Directors held six meetings during the last fiscal year. The Board of Directors has standing Audit, Compensation, Corporate Governance and Finance Committees. The members of the various committees for fiscal 2001 are noted in the previous table. Each member served on the listed committee from the 2000 Annual Meeting of Shareholders through the 2001 Annual Meeting of Shareholders. Each director attended more than 75% of the meetings of the Board and committees of the Board of which they were members during fiscal 2001.

   The Audit Committee is responsible for providing oversight of the financial functions of the Company, including financial reporting and both internal and external auditing efforts (including recommendation of the independent auditors to the Board of Directors), our program to ensure ethical business practices, our system of financial controls and our risk management program. The Audit Committee met five times during the fiscal year.

   The Compensation Committee determines the salary and other compensation of all of our elected officers and senior management. The Compensation Committee also administers our 1997 Omnibus Stock Incentive Plan and the 1987 Partnership Plan. The Compensation Committee met four times during the fiscal year.

   The Finance Committee reviews significant policies and proposals of management and makes recommendations to the Board with respect to our financial condition and long-range financial objectives, our debt ratio and other financial coverage ratios, appropriate debt limits, the timing and adequacy of proposed financing vehicles, quarterly dividend declarations and the impact of proposed significant transactions on our annual capital budget and financial condition. The Finance Committee met three times during the fiscal year.

   The Corporate Governance Committee periodically assesses the organization's adherence to our mission and principles, reviews our organizational structure and succession plans, makes recommendations to the Board regarding the composition and responsibilities of Board committees and annually conducts a review of the performance of individual directors and the Board as a whole. Non-employee director members of the Committee also annually review and evaluate the performance of the Chief Executive Officer. The Committee also recommends new director nominees to the Board. The Committee will consider qualified nominees recommended by shareholders. Any director recommendations for the 2002 election of directors should be submitted in writing to the Secretary of the Company at the address indicated on the Notice of Annual Meeting of Shareholders no later than February 19, 2002. Recommendations must include the information specified in our Bylaws, which will enable the Committee to evaluate the qualifications of the recommended nominee. The Corporate Governance Committee met three times during the fiscal year.

Compensation of Directors

   Directors, except for full-time employees of the Company, receive an annual retainer of $18,000, plus a fee of $1,000 for each meeting of the Board of Directors or its committees attended. The meeting fee for a committee chair is $1,500 for each committee meeting chaired. Non-employee directors also receive automatic, annual stock option grants to purchase 4,000 shares of our common stock under the 1997 Omnibus Stock Incentive Plan. The Security Ownership table includes the options granted to the non-employee directors in fiscal 2001, which for the non-employee directors as a group totaled 40,000 shares. The per share exercise price of all such options is approximately $3.875. None of these options has been exercised.

   Non-employee directors also may elect to participate in our Employee Stock Purchase Plan. Under the plan, participants may purchase our common stock by contributing up to $200 per week, with the Company contributing an amount equal to 15% of the weekly contribution. For fiscal 2001, the Company contributed $2,190 to the Employee Stock Purchase Plan for the benefit of all non-employee directors as a group.

   Non-employee directors also may elect to participate in our Deferred Compensation Plan for Non-Employee Directors. This plan was adopted by the Board in October 1998 and approved at the 1999 Annual Meeting of Shareholders to encourage the non-employee directors to continue to make contributions to the growth and profits of the Company and to increase their ownership of shares of our common stock, thereby aligning their interests in the long-term success of the Company with that of our other shareholders. Under the plan, participants may defer a portion of their annual retainer and meeting fees into deferred stock accounts. We will match 10% of the elected deferral. Each participating director will receive a credit of shares of our common stock in an amount equal to the amount deferred divided by the fair market value of one share as of the crediting date. These accounts will also be credited on each dividend payment date in an amount equal to the dividend paid on one share of our common stock multiplied by the number of shares credited to each account. Participating directors also elect to receive the amounts credited to their accounts in the form of shares of our common stock (plus cash in lieu of fractional shares) either in a lump sum or in installments, and either at a fixed date, at age 70 or following death or retirement from the Board. This plan is an unfunded, book-entry, "phantom stock unit" plan as to which no trust or other vehicle has been established to hold any shares of our common stock. For fiscal 2001, we accrued $6,200 for the 10% Company match to the Deferred Compensation Plan for Non-Employee Directors for the benefit of all non-employee directors as a group.

   We have entered into a consulting agreement, effective as of July 1, 1998, with Mr. Martineau, a non-employee director, under which Mr. Martineau provides consulting and advisory services to the Company. Mr. Martineau's agreement covers three one-year terms ending July 1, 2001, and provides for the payment to Mr. Martineau of a fee of $250,000 per year, plus certain out-of-pocket expenses and other benefits, including the acceleration to July 1, 1998 of the vesting of a number of previously granted stock options, a payment of $227,200 (payable over three years) to compensate Mr. Martineau for the reduction in value of a number of stock options previously granted to him resulting from Mr. Martineau's resignation as Executive Vice President of the Company effective as of July 1, 1998, and the reimbursement of medical expenses to Mr. Martineau under our existing medical plans. Mr. Martineau has agreed not to compete with the Company during the term of this consulting agreement.

   We also have entered into a consulting agreement, effective as of June 28, 1999, with Mr. Goldfus, a non-employee director, under which Mr. Goldfus provides consulting and advisory services to the Company. Mr. Goldfus's agreement will remain in effect so long as Mr. Goldfus is a member of our Board of Directors. Under the agreement, Mr. Goldfus has agreed to provide up to 10 hours of consulting services per month to the Company in exchange for reimbursement of certain out-of-pocket expenses, office space and related expenses. For each day during the term of the agreement that Mr. Goldfus provides services to the Company in excess of that 10 hours, Mr. Goldfus will receive an additional fee of $1,000 per day. During fiscal 2001, the Company paid Mr. Goldfus $3,500 in consulting fees. Mr. Goldfus has agreed not to compete with the Company during the term of this consulting agreement.

            SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

   The following table sets forth the number of shares of our common stock beneficially owned at March 31, 2001 by each of our directors, each of our executive officers included in the Summary Compensation Table included in this Proxy Statement under the caption "Executive Compensation" below, and all of our directors and executive officers as a group.

                               Amount and Nature of Beneficial Ownership
                          -----------------------------------------------------------
                                            Options
                          Number of       Exercisable Phantom             Percent of
                            Shares         Within 60   Stock              Outstanding
Name                       Held (1)          Days     Units (2)   Total     Shares
----                      ---------       ----------- --------  --------- -----------
Bernard P. Aldrich......      1,000           8,000       --        9,000      (3)
Patricia A. Beithon.....      2,412           3,750       --        6,162      (3)
Joseph T. Deckman.......     89,425         137,500       --      226,925      (3)
Donald W. Goldfus.......    709,326(4)(5)   164,000       --      873,326     3.0%(5)
Barbara B. Grogan.......      2,932          16,000       --       18,932      (3)
Harry A. Hammerly.......     16,102          26,380       --       42,482      (3)
J. Patrick Horner.......      7,994          12,000     9,672      29,666      (3)
Russell Huffer..........     87,395         202,500       --      289,895     1.0%
James L. Martineau......    306,331           8,000       --      314,331     1.1%
Stephen C. Mitchell.....      6,932          16,000       --       22,932      (3)
Laurence J.
 Niederhofer............    488,619(5)(6)    28,732       --      517,351     1.8%(5)
James S. Porter.........      1,693           9,750       --       11,443      (3)
Ray C. Richelsen........        --            4,000       --        4,000      (3)
Michael E. Shannon......      2,000          16,000     9,010      27,010      (3)
Larry D. Stordahl.......      3,235(7)       32,500       --       35,735      (3)
All Directors and
 Executive Officers as a
 Group (17 persons).....  1,730,819(5)      689,237    18,682   2,438,738     8.3%(5)

--------
(1) Each person shown has sole voting and investment power over shares unless otherwise indicated. Shares beneficially owned include shares owned or exercisable currently or within 60 days of March 31, 2001, pursuant to our 1987 Partnership Plan, our employee stock purchase plan, our 401(k) savings plan and our defined contribution pension plan.
(2) Phantom Stock Units, each representing one share of our common stock, are attributable to accounts in our Deferred Compensation Plan for Non-Employee Directors. The participants in the plan do not have voting or investment power with respect to these units.
(3) Less than 1%.
(4) Includes 120,000 shares held by Mr. Goldfus' wife, as to which he disclaims beneficial ownership.
(5) The 2,181,388 shares held by the Russell H. Baumgardner Trust dated June 6, 1986 (see "Security Ownership of Principal Shareholders" above) are also deemed to be beneficially owned by Messrs. Goldfus and Niederhofer because they share voting and investment power as trustees of the Trust. If the shares held by the Trust were included in the above table, the number of shares held by each of Messrs. Goldfus and Niederhofer would be increased by 2,181,388 and the percent of outstanding shares would be as follows: Goldfus, 10.5%; Niederhofer, 9.4%; and all directors and executive officers as a group, 15.7%.
(6) Includes 60,448 shares held by Mr. Niederhofer's wife, as to which he disclaims beneficial ownership.
(7) Includes 500 shares held by Mr. Stordahl's wife, as to which he disclaims beneficial ownership.

                            EXECUTIVE COMPENSATION

Compensation Committee Report

 Overview and Philosophy

   The compensation of executive officers is determined by the Compensation Committee of the Board of Directors. The Committee is comprised entirely of non-employee directors. To assist in performing its duty and to enhance the objectivity and independence of the Committee, the advice and recommendations of an outside compensation consultant are periodically obtained. Independent compensation data from other companies of similar size and complexity is also periodically obtained. A comprehensive survey of the other companies and review of the Company's executive compensation system and practices were carried out by the Committee, with the assistance of an outside compensation consultant, in fiscal year 2001. The Committee concluded that no major changes to the Company's system or practices were required in order to enable the Committee to properly perform its functions for the Company. However, the Committee determined that the removal of the $100,000 limitation on the amount that participants may defer into the Partnership Plan would enable key employees to obtain more shares of our common stock through the Partnership Plan, thereby further aligning their interests with those of the Company's public shareholders. Additionally, the Committee believes that removal of the $100,000 limitation will make long-term compensation for our senior executives more competitive with that of comparable companies.

   In administering the executive compensation plans, the Committee desires to preserve the entrepreneurial style that it believes forms a strong component of the Company's history, culture and competitive advantage. The Committee emphasizes long-term business development and creation of shareholder value. Therefore, a major portion of total compensation is performance-based.

   The objectives of the executive compensation policies are to:

  1. Promote the achievement of strategic objectives which lead to long-term growth in shareholder value;

  2. Attract and retain high performing executives by offering total compensation plans competitive with similarly situated companies and rewarding outstanding performance; and

  3. Align the interests of executive officers with those of the Company by making incentive compensation dependent upon business unit or Company performance.

 Base Salary

   Base salaries are reviewed annually. In determining an executive's annual salary, the Committee takes into account the executive's level of responsibility, experience and performance in relation to that of the Company and other companies. Base salaries are generally targeted to be at the median of similar companies. In fiscal 2001, base salaries of executive officers, other than the Chief Executive Officer, were generally near the averages set forth in the independent compensation survey obtained by the Committee. The salary for the Chief Executive Officer was well below the average for chief executive officers of comparable companies.

 Annual Incentive

   Executives may earn annual incentive compensation under individualized cash bonus plans. The Committee develops the plan for the Company's Chairman, President and Chief Executive Officer, and reviews and approves plans for other executive officers at the beginning of the fiscal year. Each plan contains specific financial objectives, such as business unit or Company profitability and return on invested capital, as well as specific objectives for business, organization and personal development. The Committee establishes threshold financial targets for the Company each year. The Committee then evaluates each executive on applicable financial targets. It is the policy of the Committee that bonuses are paid to each executive only when the thresholds on financial objectives applicable for that executive are met. In addition, challenging non-financial incentive objectives are also established by the Committee for each executive. The Committee evaluates and may reward each executive for meeting these objectives. Exceeding all of the annual objectives usually provides the executive with the opportunity to earn total cash compensation in the upper quartile of that paid by companies of similar size and complexity. For fiscal 2001, the range of bonus payments to executives as a percentage of base pay ranged from 0% to 127%.

 Long-Term Incentives

   Partnership Plan. To further encourage alignment of the executives' interests with those of the Company's shareholders, executives selected by the Committee may also participate in the 1987 Partnership Plan. At the beginning of each year, each participant may voluntarily defer up to 50% of annual incentive compensation (up to a maximum of $100,000, which limit will be eliminated if the Company's shareholders approve Item 2 of this Proxy Statement) to be invested in shares of Company common stock in the Partnership Plan. The Company matches 100% of the deferred amount in the form of shares of Company common stock. The amount contributed by the participant vests immediately, but the shares are restricted and are held in trust and deferred for a period of time selected by the participant (generally at least five years from the date of deferral). The Company match is made in the form of restricted stock that vests in equal annual increments over periods ranging from one to ten years, as determined by the Committee. In the accompanying Summary Compensation Table, the deferred amount and the Company match are shown in the column labeled "Restricted Stock Award." No other restricted stock grants have been made to executive officers in the three-year period covered by the Summary Compensation Table.

   Stock Option Plan. Executives are also eligible to receive grants under the Company's stock option plan, which is administered by the Committee. Nearly all option grants prior to the 1999 fiscal year were made under the Company's 1987 Stock Option Plan. This plan expired by its terms on April 25, 1997, and no additional grants may be made thereunder. Option grants since that date have been made under the Company's shareholder-approved 1997 Omnibus Stock Incentive Plan.

   Under either plan, option grants may be made only at or above current market prices so that executive rewards will accrue only as shareholder value increases. The options granted under the 1987 Stock Option Plan typically vest at a rate of 25% per year beginning on the grant's first anniversary, although some grants made in fiscal 1997 vest entirely from 32 to 48 months after grant. Options granted under the 1997 Omnibus Stock Incentive Plan typically vest in three to five years. Option grants to certain executive officers are shown in the table entitled "Option/SAR Grants in Fiscal 2001." Option grants have generally been made to a broad base of participants that includes employees below the executive level.

 Chief Executive Officer Compensation

   Mr. Huffer assumed the position of Chief Executive Officer in January 1998. His base salary was adjusted by the Committee in April 2000 to $480,000. The base salary of $480,000 leaves Mr. Huffer substantially below the median base pay level for chief executive officers of similar companies in the recent survey conducted by an independent outside compensation consultant. Mr. Huffer met or exceeded the financial and other performance targets established at the beginning of the fiscal year for determination of his annual incentive bonus award. Accordingly, the Committee awarded Mr. Huffer a bonus of $610,000 under the annual incentive plan. The sum of Mr. Huffer's base salary and annual incentive bonus is near the lower end of the top quartile in the recent independent compensation consultant market survey. Prior to fiscal 2001, Mr. Huffer elected to defer 50% of any potential bonus received (subject to the $100,000 limitation) into the 1987 Partnership Plan. Therefore, the accompanying Summary Compensation Table reflects a cash bonus of $510,000. The deferred portion, as well as the Company match described above, is reported in the Restricted Stock Award column in that table.

   In April 2001, Mr. Huffer's base salary was adjusted by the Committee to $580,000 to bring him in line with competitive salaries of chief executive officers of similar companies. On April 11, 2001, Mr. Huffer was granted stock options to purchase 80,000 shares of the Company's common stock at $8.60 per share, the fair market value of the Company's common stock on the date of grant. The Committee determined that this grant was appropriate, when combined with the annual bonus targets established for Mr. Huffer for fiscal 2002, to provide Mr. Huffer with the right incentives to lead the Company to achieve the necessary improvements in operating and financial performance which the Board is expecting in fiscal 2002. In making these decisions, the Committee took into consideration that Mr. Huffer would only receive benefits from this grant if he were to achieve significant improvements for the Company, and that total compensation would be competitive with chief executive officers of similar companies. The options were granted under the terms of the 1997 Omnibus Stock Incentive Plan.

 (S)162(m) Policy

   The Committee believes that compensation provided to the Company's Chief Executive Officer in fiscal 2001 will exceed $1,000,000, as determined in accordance with Section 162(m) of the Internal Revenue Code, as a result of the payment in fiscal 2001 of compensation deferred by the Chief Executive Officer in prior fiscal years. Under Section 162(m), all compensation in excess of $1,000,000 paid to any officer named in the table entitled "Summary Compensation Table" below must meet certain requirements related to Company performance and shareholder approval in order for the Company to fully deduct these amounts. The Committee believes that certain compensation received by the Chief Executive Officer in fiscal 2001 in excess of the $1,000,000 limit will not be fully deductible by the Company. The cost of the lost deduction is not material to the Company. The Committee is considering measures that would keep all executive compensation fully deductible in the future, but the Committee reserves the right to provide non-deductible compensation if it deems it to be in the best interests of the Company and our shareholders.

   The Committee believes the executive compensation policies and actions reported above reflect decisions which are consistent with the overall beliefs and objectives of the Company.

                                          Michael E. Shannon, Chair
                                          Bernard P. Aldrich
                                          Stephen C. Mitchell
                                          Ray C. Richelsen

Summary Compensation Table

   The following table sets forth the cash and noncash compensation for services in all capacities for each of the last three fiscal years, awarded to our Chief Executive Officer and our four other most highly compensated executive officers.

                               Annual Compensation           Long-Term Compensation
                         ------------------------------- -------------------------------
                                                  Other             Securities
                                                 Annual  Restricted Underlying Long-term All Other
Name and                                         Compen-   Stock    Option/SAR Incentive  Compen-
Principal Position       Year  Salary  Bonus (1) sation  Award (2)    Awards    Payouts  sation (3)
------------------       ---- -------- --------- ------- ---------- ---------- --------- ----------
Russell Huffer.......... 2001 $471,346 $510,000    --     $344,000   125,000      --      $ 48,135
 Chairman, President and 2000  416,154      --     --          --     80,000      --        26,463
 Chief Executive Officer 1999  350,000  310,000    --      200,000    25,000      --        34,436
Joseph T. Deckman....... 2001  289,923  189,080    --      344,000    30,000      --        24,187
 Executive Vice          2000  272,731   96,026    --      192,052    20,000      --       266,415
 President               1999  250,000  150,000    --      200,000    20,000      --        22,840
Larry D. Stordahl....... 2001  248,683  149,248    --      344,000    30,000      --        18,929
 Executive Vice          2000  229,558      --     --          --     20,000      --         5,857
 President               1999  107,692   76,000    --          --     30,000      --           270
Patricia A. Beithon..... 2001  186,058   92,500    --      318,200    10,000      --         4,218
 General Counsel and     2000   70,961   20,000    --          --      5,000      --           210
 Secretary               1999      N/A      N/A    N/A         N/A       N/A      N/A          N/A
James S. Porter......... 2001  181,616   99,644    --      114,258    19,000      --        38,013
 Corporate Controller    2000  151,462      --     --          --      6,000      --         6,685
                         1999  139,904   74,500    --          --      6,000      --         3,336

--------
(1) The bonus amounts shown reflect only the cash portion of the annual bonus awarded in each fiscal year. For individuals in the 1987 Partnership
     Plan, the remaining bonus amounts were deferred and are shown in the Restricted Stock Award column and are as further detailed in Note 2 to the Summary Compensation Table.
(2) Restricted stock awards are made pursuant to the 1987 Partnership Plan. Under the Partnership Plan, participants are given the opportunity to voluntarily defer up to 50% of their annual incentive compensation, up to a maximum of $100,000. (The $100,000 deferral limitation under the Partnership Plan is subject to elimination if Item 2 of this Proxy Statement is approved by the shareholders.) The deferred amount is invested in shares of the Company's common stock. The purchase price for the shares is the lesser of (a) the fair market value per share at the date of the participant's election to defer and (b) the fair market value per share at the date the participant's incentive compensation award is approved by the Compensation Committee. The Company matches 100% of a participant's deferred amount in the form of restricted stock, awarding the participant that number of shares of restricted stock that is equal to the number of shares purchased with the participant's deferred amount. For additional details regarding the Partnership Plan, please see Item 2 of this Proxy Statement.
     The value of each executive officer's restricted stock awards, as shown in the Restricted Stock Award column, is calculated by multiplying the closing market price of our common stock on the respective dates of grant of the restricted stock awards by the number of shares awarded. The dates of grant for fiscal 2001, 2000 and 1999 were April 11, 2001, April 12, 2000 and April 15, 1999, respectively. Because the closing market price of our common stock on the date of grant of the awards may be higher than the actual purchase price for the shares, the value shown in the Restricted Stock Award column may be higher than the aggregate of the participant's deferred amount and the value of the Company match.

     For each officer listed in the Summary Compensation Table, the total number of shares held in trust pursuant to deferrals and awards under the Partnership Plan for years prior to fiscal 2001 and the dollar value of those shares as of March 3, 2001, the last day of fiscal 2001, are listed below. The value of the shares is calculated by multiplying the number of shares in each account by the closing price of our common stock on the NASDAQ National Market on March 2, 2001 ($9.00), the last trading day of fiscal 2001.

                                                  Shares Acquired with:
                                                  ----------------------
                                      Years of     Deferred    Company    Aggregate
     Officer                        Participation   Amount      Match      $ Value
     -------                        ------------- ----------- ----------  ---------
     Russell Huffer................       13           24,713     30,799  $499,608
     Joseph T. Deckman.............        4           40,962     35,179   685,269
     Larry D. Stordahl.............        2              N/A        N/A       N/A
     Patricia A. Beithon...........        1              N/A        N/A       N/A
     James S. Porter...............        2              N/A        N/A       N/A

(3) Represents amounts paid under our defined contribution pension plan and 401(k) savings plan, which are applicable to executive officers on the same basis as all eligible employees, and contributions and interest related to the Executive Supplemental Plan, which is designed to allocate to executives amounts not eligible for contribution under the qualified plans because of limitations imposed by the Internal Revenue Code. The fiscal 2000 amount for Mr. Deckman includes a $250,000 payout of a retention incentive following the sale of our Harmon, Ltd. business. The fiscal 2001 amount for Mr. Porter includes a retention incentive payment of $30,000.

Stock Options

   The following tables summarize option grants and exercises during fiscal 2001 to or by the executive officers named in the Summary Compensation Table, and the value of options held by these officers at the end of fiscal 2001. No SARs have been granted to, or were held by, any of the named executive officers as of March 3, 2001.

                       Option/SAR Grants in Fiscal 2001

                                                                         Potential Realizable
                                                                        Value at Assumed Annual
                                                                         Rates of Stock Price
                                                                           Appreciation for
                                 Individual Grants                            Option Term
                         -----------------------------------            ------------------------
                          Number of     % of Total  Exercise
                          Securities   Options/SARs or Base
                          Underlying    Granted to   Price
                         Options/SARs  Employees in   (per   Expiration
Name                     Granted (#)   Fiscal Year   share)     Date         5%         10%
----                     ------------  ------------ -------- ---------- ----------- ------------
Russell Huffer..........   125,000(1)      18.5%    $4.8125   4/12/10   $   378,317 $   958,734
Joseph T. Deckman.......    30,000(1)       4.5%     4.8125   4/12/10        90,796     230,096
Larry D. Stordahl.......    30,000(1)       4.5%     4.8125   4/12/10        90,796     230,096
Patricia A. Beithon.....    10,000(1)       1.5%     4.8125   4/12/10        30,265      76,699
James S. Porter.........     9,000(1)       1.3%     4.8125   4/12/10        27,239      69,029
                            10,000(2)       1.5%     4.3125   7/28/10        27,121      68,730

--------
(1) Each of these options was granted on April 12, 2000. Each option vests in equal annual increments over the four years following the date of grant.
(2) The option was granted to Mr. Porter on July 28, 2000. The option vests in equal annual increments over the four years following the date of grant.

 Aggregated Option/SAR Exercises in Fiscal 2001 and Fiscal Year-end Option/SAR
                                    Values

                                                      Number of
                                                     Securities
                                                     Underlying         Value of
                                                     Unexercised      Unexercised
                                                   Options/SARs at    In-the-Money
                                                   Fiscal Year End  Options/SARs at
                            Shares                       (#)        Fiscal Year End
                         Acquired on     Value      (Exercisable/    (Exercisable/
Name                     Exercise (#) Realized ($) Unexercisable)  Unexercisable) (1)
----                     ------------ ------------ --------------- ------------------
Russell Huffer..........      --           --      135,000/225,000  $    0/$523,437
Joseph T. Deckman.......      --           --      110,000/ 70,000   9,375/ 125,625
Larry D. Stordahl.......      --           --       20,000/ 60,000       0/ 125,625
Patricia A. Beithon.....      --           --        1,250/ 13,750     859/  44,453
James S. Porter.........      --           --        4,500/ 26,500       0/  84,562

--------
(1) The value of the options is determined by multiplying the number of shares underlying the options by the difference between the exercise price of the options and the closing price of our common stock on the NASDAQ National Market on March 2, 2001 ($9 per share), the last trading day of fiscal 2001.

Executive Retirement Plan

   We adopted our Officer's Supplemental Executive Retirement Plan, or "SERP," effective for the calendar year 1998. The SERP is a non-qualified deferred compensation plan. It was approved in order to provide additional retirement benefits to selected officers and management employees in excess of benefits that can and are being provided under our other tax-qualified and non-qualified deferred compensation plans for the purpose of providing an incentive to remain with the Company. The SERP is an unfunded obligation of the Company, and participants therein are unsecured creditors of the Company. The SERP provides for payment of monthly benefits at "normal retirement date" (age 65). The benefits are determined by multiplying (a) 2% of the participant's average monthly compensation by (b) the participant's credited years of service to the Company, which amount is offset by the participant's defined contribution plans and social security benefits. For purposes of this calculation, the maximum number of years of service that will be credited to any participant is 20 years.

   The following table shows estimated annual benefits payable to participants under the SERP upon reaching normal retirement age. The benefits in this table are computed as a single life annuity starting on the first day of the calendar month following the month in which the participant would attain age 65, offset by the estimated sum of the annuity value of the employer contributions to the defined contribution plans and the Executive Supplemental Plan (described below) and the participant's social security benefits.

                                              Estimated Annual Benefits Based
                                               on Credited Years of Service
                                                     Indicated (2) (3)
              Final Average                   -----------------------------------------------------------
             Compensation (1)                    10                                   20
             ----------------                 --------                             --------
                $  200,000                    $ 11,000                             $ 33,000
                   400,000                      40,000                               85,000
                   600,000                      69,000                              137,000
                   800,000                      98,000                              189,000
                 1,000,000                     128,000                              241,000
                 1,200,000                     157,000                              294,000
                 1,400,000                     186,000                              346,000
                 1,600,000                     215,000                              398,000
                 1,800,000                     244,000                              450,000

--------
(1) Final average annual compensation is determined under the SERP by averaging a participant's 5 highest consecutive, completed calendar years of annual compensation (including salary, bonus and other compensation as reported on a Form W-2) during the last 10 years of employment. If the participant has less than 5 consecutive, completed calendar years of service, then the benefits will be based on final average monthly compensation, which will be determined by dividing (a) the participant's aggregate compensation for all of the participant's consecutive, completed years of service by (b) the number of months in the consecutive, completed years of service.
(2) The executive officers named in the Summary Compensation Table have credited years of service under the SERP as follows: Russell Huffer--14 years; Joseph T. Deckman--6 years; Larry D. Stordahl--2 years; Patricia A. Beithon--1 year. Mr. Porter is not a participant in the SERP.
(3) The table is applicable for participants joining the Company from the point of the SERP's inception in 1998. The table does not properly reflect amounts for participants who were employees of the Company prior to the SERP's inception.

Restoration Plan

   We adopted our Executive Supplemental Plan, which we refer to as the "Restoration Plan," effective for the calendar year 1998. The Restoration Plan is a non-qualified deferred compensation plan. It was approved in order to provide additional retirement benefits to executive and senior officers in excess of benefits that can and are being provided under our other tax-qualified deferred compensation plans for the purpose of providing an incentive to remain with the Company. The Restoration Plan is an unfunded obligation of the Company, and participants are unsecured creditors of the Company. The Restoration Plan provides benefits to selected individuals whose contributions to the tax-qualified deferred compensation plans are restricted by the Internal Revenue Code. The Internal Revenue Code limits compensation that may be considered for qualified pension plan purposes. The Restoration Plan is designed to provide participants with benefits on a non-qualified basis, so that the total Company-provided benefits under our tax-qualified deferred compensation plans and the Restoration Plan will be equal to the benefits participants would have received under our tax-qualified deferred compensation plans if the limitations of the Code did not apply and if the definition of compensation in the defined contribution pension plan included incentive compensation.

Employment Agreements, Change in Control Arrangements

   Each of the executive officers named in the Summary Compensation Table is a party to a severance agreement with the Company designed to retain the executive and provide for continuity of management in the event of an actual or threatened change in control of the Company (as defined in the agreements). The agreements provide that, in the event of a change in control, each executive would have specific rights and receive specified benefits if the executive is terminated without cause or the executive voluntarily terminates his or her employment for "good reason," as defined in the agreements, within two years after the change in control, or if the executive voluntarily terminates his or her employment for any reason during the thirteenth month following a change in control. In these circumstances, the executive will receive a severance payment equal to two times (one time for Mr. Porter) the executive's annual salary plus the executive's targeted annual bonus (as calculated under the terms of the agreements). Options granted under our 1987 Stock Option Plan and 1997 Omnibus Stock Incentive Plan, and agreements relating to the Company match under our 1987 Partnership Plan, also provide for payment or immediate vesting of awards in the event of a change in control of the Company.

   We also have entered into consulting agreements with Messrs. Martineau and Goldfus, as described in "Compensation of Directors" above.

Certain Transactions

   In the ordinary course of business, the Company and our subsidiaries enter into transactions with other business entities in which one or more of our directors and nominees for director may serve as executive officers, partners or shareholders. The terms of all such transactions were negotiated at arms' length and resulted in terms as fair to the Company and our subsidiaries as could have been obtained from third parties.

   Mr. Richelsen, a director of the Company since 2000, was Executive Vice President, Transportation, Graphics and Safety Markets of 3M Company during fiscal 2001 when 3M purchased approximately $10,866,132 in products from one of our subsidiaries. Mr. Richelsen retired from 3M effective August 1, 2000.

                         COMPARATIVE STOCK PERFORMANCE

   The line graph below compares the cumulative total shareholder return on our common stock for the last five fiscal years with cumulative total return on the S&P Small Cap 600 and the peer group index described below. This graph assumes a $100 investment in each of the Company, the S&P Small Cap 600 and the peer group composite index at the close of trading on March 3, 1996, and also assumes the reinvestment of all dividends.

                       [Performance Graph Appears Here]

------------------------------------------------------------------------------
              1996        1997       1998        1999        2000         2001
------------------------------------------------------------------------------
Apogee         100    204.6949   134.7724    92.65064    54.42417   102.358802
------------------------------------------------------------------------------
S&P Small Cap  100    115.8523   155.0625    127.4752    167.4143   173.510093
------------------------------------------------------------------------------
Peer Group     100    110.9085   132.3877    92.19858    75.98784   70.8895643
------------------------------------------------------------------------------


   For the fiscal year ended March 3, 2001, our primary business activities included architectural glass products and services (approximately 51% of net sales), large-scale optical technologies (approximately 10% of net sales) and automotive replacement glass and services (approximately 39% of net sales). We are not aware of any competitors, public or private, that are similar to us in size and scope of business activities. Most of our direct competitors are either privately owned or divisions of larger, publicly owned companies.

   The peer group represented in the line graph above consists of all public companies with market capitalization of $500 million or less as of March 3, 2001 that are known to us to be engaged in some aspect of glass and/or aluminum products or services for construction and/or automotive end markets. The companies included in this peer group are Butler Manufacturing Corporation, Donnelly Corporation, International Aluminum Corporation, Southwall Technologies and SunSource Inc. (previously Sun Distributors). Formerly, Excel Industries and Robertson-Ceco Corporation had been included in our peer group. Excel Industries and Robertson-Ceco Corporation have been removed due to the fact that they have been acquired by other companies and are no longer public reporting companies.

    Item 2: AMENDMENT OF THE 1987 APOGEE ENTERPRISES, INC. PARTNERSHIP PLAN

Reasons for Approval and Vote Required

   The 1987 Apogee Enterprises, Inc. Partnership Plan was adopted by the Company and our subsidiaries in 1987. The purpose of the Plan is to provide key employees of the Company and our subsidiaries with increased ownership of the Company, to foster and motivate exceptional work performance and teamwork among key employees and to provide our key employees with supplemental retirement benefits and long-term financial security. The Plan allows participants to defer up to 50% of annual incentive compensation. Currently, a participant's annual deferral amount is limited to a maximum of $100,000. Deferred amounts are invested in shares of the Company's common stock. The Company matches 100% of the amount deferred by participants in the form of shares of common stock of the Company. Currently, 694,446 shares are eligible for issuance under the Plan. The Board is not seeking to increase the number of shares eligible for issuance under the Plan.

   On January 18, 2001, the Board of Directors approved an amendment to the Partnership Plan, subject to shareholder approval, to eliminate from the Plan the maximum deferral limitation of $100,000 per Plan participant per fiscal year. The Board of Directors believes that removal of the deferral limitation will enable key employees to obtain more shares of our common stock through the Plan, thereby further aligning their interests with those of the Company's public shareholders. Additionally, the Board believes that removal of the limitation will make long-term compensation for our senior executives more competitive with that of comparable companies.

   The affirmative vote of a majority of the shares entitled to vote and present in person or by proxy at the annual meeting is necessary to approve the proposed amendment.

Summary of the Partnership Plan

   Administration. The Partnership Plan is administered by the Board of Directors or a committee designated by the board consisting of three or more "disinterested persons," as determined in accordance with the Securities Exchange Act of 1934. Currently, the Compensation Committee of the Board of Directors administers the Partnership Plan. The Committee has authority to interpret the Plan, to prescribe, amend and rescind the rules and regulations relating to the Plan, to delegate these responsibilities as allowed under the Plan or in accordance with applicable law, as the Committee deems desirable, and to make all other determinations necessary or advisable for the administration of the Plan.

   Eligible Employees. Employees of the Company and our subsidiaries who participate in and are eligible to receive compensation under the Company's incentive compensation policies are eligible to participate in the Partnership Plan. The Compensation Committee designates Partnership Plan participants from this group based on selection criteria established by the Committee for that fiscal year.

   Participant Deferrals. The Partnership Plan allows participants to defer up to 50% of the annual incentive compensation that may be earned by the participant for any fiscal year. Participants must designate their deferral percentage prior to the beginning of each fiscal year. A trust fund will be established for each participant in the Plan. Following the award of incentive compensation to a participant who has elected to defer a portion of this compensation under the Partnership Plan, the Company deposits into the participant's trust fund either (a) cash equal to the amount of incentive compensation deferred by the participant, which is then used to purchase shares of the Company's common stock, or (b) a number of shares of the Company's common stock equivalent to the deferred amount divided by the purchase price for the shares. The purchase price for the shares will be the lesser of the fair market value per share at the date of the participant's election to defer, or the fair market value per share at the date the participant's incentive compensation award is approved by the Compensation Committee. Amounts deferred by participants vest immediately but may not be distributed to participants for a period of five years from the date of deferral, except in the event of the participant's death or disability (as defined in the Partnership Plan). At the time they designate their deferral percentage, participants must also elect a timeline for distribution that commences after expiration of the five-year period. Distributions will be made in cash rather than in shares of common stock, and may be made in a lump sum or in a series of installments, subject to rules established by the Committee.

   Company Match. The Company matches 100% of the amount deferred by each participant by awarding each participant a number of shares of the Company's common stock equal to the number purchased through the participant's deferral amount. The shares awarded by the Company are restricted stock awards. Participants may not sell, transfer, pledge, hypothecate, encumber, grant a lien in or otherwise dispose of all or any of the restricted stock held in a participant's name. The restricted stock vests in equal annual increments over a period of up to 10 years, as determined by the Compensation Committee. The shares of restricted stock are eligible to receive all declared dividends, and participants may vote the restricted shares of common stock as if the shares were not restricted. The shares of restricted stock are subject to a risk of forfeiture upon the occurrence of certain events designated by the Committee.

Recommendation of the Board of Directors

   The Board of Directors recommends a vote FOR the proposal to eliminate the maximum deferral limitation of $100,000 per Plan participant per fiscal year. Unless authority is withheld, proxies will be voted in favor of the proposed amendment to the Partnership Plan.

          Item 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   Arthur Andersen LLP has served as our independent auditors beginning with fiscal 2000. The Board of Directors has again appointed Arthur Andersen LLP to serve as our independent auditors for the fiscal year ending March 2, 2002. While it is not required to do so, the Board of Directors is submitting the selection of Arthur Andersen LLP for ratification in order to ascertain the views of the shareholders. If the selection is not ratified, the Board of Directors will reconsider its selection. Ratification of the selection will require the affirmative vote of a majority of the shares of common stock of the Company represented in person or by proxy and entitled to vote at the annual meeting.

   A representative of Arthur Andersen LLP will be present at the annual meeting, will be afforded an opportunity to make a statement and will be available to respond to appropriate questions.

                            AUDIT COMMITTEE REPORT

   Our Audit Committee operates under a written charter adopted by the Board of Directors (attached to this Proxy Statement as Appendix A). The Audit Committee is composed of four outside directors, each of whom is able to understand fundamental financial statements and at least one of whom has past experience in accounting or related financial management experience. The members of the Audit Committee are Ms. Grogan and Messrs. Aldrich, Hammerly and Horner.

   The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended March 3, 2001.

   In connection with the Company's consolidated financial statements for the fiscal year ended March 3, 2001, the Audit Committee has:

  . reviewed and discussed the audited financial statements with management and with representatives of Arthur Andersen LLP, the Company's independent auditors;

  . discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61
     (Communications with Audit Committees); and

  . received from the Company's independent auditors the disclosures regarding Arthur Andersen LLP's independence as required by Independence Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed the independence of Arthur Andersen LLP with representatives of the Company's independent auditors.

   Based on the review and discussions referred to above, the Committee recommended to the Company's Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended March 3, 2001 for filing with the Securities and Exchange Commission.

   In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Committee relies on the work and assurances of the Company's management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of the Company's annual financial statements to generally accepted accounting principles.

Audit Fees, Financial Information Systems Design and Implementation Fees and All Other Fees

   Audit fees billed or expected to be billed to the Company by Arthur Andersen LLP for the audit of the Company's financial statements for the fiscal year ended March 3, 2001 and for reviews of the Company's quarterly reports on Form 10-Q for the last fiscal year totaled $256,000. The Company did not engage Arthur Andersen LLP for financial information systems design and implementation services during the last fiscal year. Fees billed or expected to be billed to the Company by Arthur Andersen LLP for all other non-audit services provided during the last fiscal year, including internal audit, acquisition and due diligence and tax-related services, totaled $1,043,000. The Audit Committee, after a review and discussion with Arthur Andersen LLP of the preceding information, determined that the provision of these services was compatible with maintaining Arthur Andersen LLP's independence.

                                          Barbara B. Grogan, Chair
                                          Bernard P. Aldrich
                                          Harry A. Hammerly
                                          J. Patrick Horner

               SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

   Any shareholder wishing to have a proposal considered for submission at the 2002 Annual Meeting of Shareholders must submit the proposal in writing to the Secretary of the Company at the address indicated above in accordance with all applicable rules and regulations of the Securities and Exchange Commission no later than January 10, 2002.

   Under our Bylaws, a shareholder proposal not included in our Proxy Statement for the 2002 Annual Meeting of Shareholders is untimely and may not be presented in any manner at the 2002 Annual Meeting of Shareholders unless the shareholder wishing to make the proposal follows the notice procedures set forth in our Bylaws, including delivering notice of the proposal in writing to the Secretary of the Company at the address indicated on the first page of this Proxy Statement not later than February 19, 2002.

                                    GENERAL

   The Company's Annual Report to Shareholders for the fiscal year ended March 3, 2001 is being mailed with this Proxy Statement. Shareholders who wish to obtain a copy of our Annual Report on Form 10-K, filed with the Securities and Exchange Commission, for the fiscal year ended March 3, 2001, may do so without charge by contacting the Company through one of the following methods:

           Internet: www.apog.com
           E-mail:   IR@apog.com
           Telephone:(952) 896-2422
           Fax:      (952) 896-2400
           Mail:     Investor Relations
                     Apogee Enterprises, Inc.
                     7900 Xerxes Avenue South, Suite 1800
                     Minneapolis, Minnesota 55431-1159

   Management does not intend to present any matters at the meeting not referred to above, and we are not presently aware of any matter that may be presented to the meeting by others. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote on those matters in accordance with their best judgment.

                                          By Order of the Board of Directors,

                                          /s/ Patricia Beithon
                                          Patricia A. Beithon
                                          General Counsel and Secretary

Dated: May 10, 2001

                                                                     APPENDIX A

                           Apogee Enterprises, Inc.

                            Audit Committee Charter

I.Audit Committee Purpose

   The Committee is responsible for providing oversight of the financial functions of the Company, including financial reporting and both internal and independent auditing efforts; the Company's program to ensure ethical business practices; the Company's system of controls; and the Company's risk management program.

   The Committee shall have free access to the independent auditors, internal auditors, financial management, Compliance Officer, other Company personnel as required, and if necessary, the authority to contract for help from outside legal, auditing, or consulting firms.

II. Audit Committee Composition and Meetings

   The Audit Committee ("Committee") is a standing committee of and approved by the Board of Directors ("BOD") and shall be comprised of at least three directors, all of whom shall qualify as "independent directors" under the prevailing standards of the applicable rules of the principal securities exchange on which the Company's shares of common stock are then listed (the "Exchange Rules"). All members of the Committee shall be "financially literate" within the meaning of the Exchange Rules, and at least one member of the Committee shall have "financial sophistication" within the meaning of the Exchange Rules. The term of appointment is at the discretion of the BOD.

   The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Committee will record the results of reviews made and action taken at such meetings and will report to the full BOD with respect to its meetings, including recommending actions to the full BOD. In the absence of the chairperson of the Committee, the members of the Committee may appoint any other member to preside.

III. Audit Committee Responsibilities

  Review Procedures

  . Review and update the Committee's Charter periodically and report to the BOD on any recommended changes. A copy of the Charter shall be included in the Company's proxy at least once every three years.

  . Review with financial management and the independent auditors the Company's annual audited financial statements to be included in the Company's Form 10-K prior to the Company's filing of such forms with the Securities and Exchange Commission ("SEC").

  . Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements to be included in the Company's Form 10-Q for such quarter prior to the Company's filing of such form with the SEC.

  . Review with the independent auditors their judgments as to the quality of the Company's accounting principles and underlying estimates as applied in its financial reporting.

  . Prepare a report each year, for inclusion in the Company's annual proxy statement, in compliance with the applicable rules of the SEC.

  . Review management's assessment of significant financial risks and exposures, and their mitigation plan for those significant financial risks and exposures.

  . Evaluate the performance of the Company's financial management, and evaluate the Company's internal control procedures with financial management, the director, internal audit, and the independent auditors.

  Independent Auditors

  The independent auditor is ultimately responsible to the BOD, and to the Audit Committee. The BOD and the Audit Committee have the authority and responsibility to select, evaluate, and as necessary, replace the independent auditor.

  . Ascertain the independence of the external auditors. Receive a written statement annually from the auditors delineating all relationships between the auditors and the Company and discuss any disclosed relationships or services that may impact auditor objectivity and independence. The Committee shall recommend that the full BOD take appropriate action to ensure the independence of the external auditor.

  . Recommend to the full BOD independent auditors for the Company each fiscal year.

  .  Approve the annual audit plan and fees for the independent auditors.

  . Review with the independent auditors the results of their audit examinations, including their management letters.

  . Maintain open communication with the independent auditors by holding private meetings with them regularly. Provide the independent auditors with open access to the chairperson of the Committee so that they may bring matters to his or her attention at any time.

  Internal Audit and Legal Departments

  .  Approve the annual audit plan for the internal auditors.

  . Review the appointment, performance, and replacement of the director, internal audit.

  . Review with the director, internal audit the results of his or her audits with specific regard to the adequacy of financial controls and to improvements in accounting procedures, systems, and policies, and review management's response to the issues raised thereby.

  . Maintain open communication with the director, internal audit by holding private meetings with him or her regularly.

  . Review with the Company's general counsel legal issues that may have a significant impact on the Company's financial statements.

  Corporate Compliance Program

  . Evaluate the performance and effectiveness of the Company's Corporate Compliance Program with senior management, and the compliance officer.

  . Follow up any allegations of deviations from ethical or accepted business practices brought to the Committee's attention, including initiating or authorizing implementation of any special investigations or other functions on behalf of the BOD.

  Other Committee Responsibilities

  . Periodically review the quality and effectiveness of the Company's financial organization.

  . Review with senior management and the director, internal audit, officers' expenses and perquisites, including any use of corporate assets.

                            APOGEE ENTERPRISES, INC.
                                PARTNERSHIP PLAN

         This instrument is a combined deferred compensation (funded in trust) and restricted stock plan (the "Plan") adopted by Apogee Enterprises, Inc. and its subsidiaries, Harmon Glass Company, Harmon Glass of Florida, Inc., Wausau Metals Corporation, Viracon, Inc., and W.S.A., Inc. for a select group of management or highly compensated personnel. This Plan is designed to provide key executives of such corporations with an increased ownership in Apogee Enterprises, Inc., foster and motivate exceptional work performance and teamwork among such executives, and provide supplemental retirement benefits and long-term financial security.

                                   ARTICLE I

                                   DEFINITIONS

         1.01 "Administrator" means the Administrator appointed by the Board of Directors, and if none, then the Committee.

         1.02 "Apogee" depending on the context in which used means Apogee Enterprises, Inc. and/or its Subsidiaries who are a party to this Plan; provided, however, this definition shall not be construed or interpreted to allow assets held in Trust for the benefit of a Participant (employee) of Apogee Enterprises, Inc. to be subject to claims of general creditors of any Subsidiary, nor shall assets held in the Trust on behalf of a Participant (employee) of any Subsidiary be subject to claims of general creditors of Apogee Enterprises, Inc. or any other Subsidiary. (See Article VI).

         1.03 "Apogee Company" means any Apogee corporation in the singular, whether Apogee Enterprises, Inc. or any Subsidiary that is a party to this Plan.

         1.04 "Beneficiary" means the person, persons or trust last designated by the Participant to receive the benefits provided under this Plan. Such designation shall be made pursuant to Article VIII of the Plan.

         1.05 "Board of Directors" means the Board of Directors of Apogee Enterprises, Inc.

         1.06 "Committee" means the Plan compensation committee of the Board of Directors.

         1.07 "Common Stock" means common stock of Apogee Enterprises, Inc.

         1.08 "Deferred Compensation Account" means the Trust Fund account of a Participant as provided in Section 6.03.

         1.09 "Disability" means mental or physical disability, which, in the opinion of the Committee, based on medical evidence satisfactory to the Committee, prevents a Participant from engaging in the principal duties of his or her employment.

         1.10 "Early Retirement" means voluntary separation from employment of a Participant from Apogee which has been approved by the Committee at or after such Participant has attained age 50 and prior to age 65. Early Retirement shall not be available to any Participant unless and until such Participant has 15 years of Service with Apogee. Early Retirement is not and shall not be defined or interpreted as Termination of Employment or Retirement.

         1.11 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended. This agreement qualifies as a plan which is unfunded and which is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.

         1.12 "Fair Market Value" means the daily closing price of Common Stock as reported in the Wall Street Journal.

         1.13 "Financial Hardship" means an immediate, severe financial need of a Participant, resulting from an event not reasonably foreseeable by the Participant, which cannot be met by the Participant from other resources reasonably available to the Participant from insurance or reimbursement, liquidation of assets to the extent that would not itself cause severe financial hardship or succession deferrals under the Plan. Such events would arise, for example, from a serious illness, injury or accident of the Participant or a dependent member of Participant's family, loss of property due to casualty or similar severe, extraordinary and unforeseeable circumstances beyond the control of Participant detrimentally affecting the health or welfare of the Participant or a dependent member of Participant's family. The Committee shall determine when Financial Hardship occurs and its determination shall be final and not subject to review or challenge by a Participant.

         1.14 "Fiscal Year" means the annual period ending on the Saturday closest to the last day of February or such Fiscal Year of Apogee as it may be changed hereafter from time to time.

         1.15 "Grantor" means Apogee or the Committee, acting on behalf of Apogee.

         1.16 "Incentive Compensation" means compensation awarded to an employee of Apogee at the end of the Fiscal Year pursuant to the Incentive Plan.

         1.17 "Incentive Plan" means the Incentive Compensation arrangement as adopted by Apogee on a year to year basis, prior to the end of a Fiscal Year, and as revised from time to time, which provides for Incentive Compensation to selected management or highly compensated employees of Apogee, on a company by company basis, on the attainment of defined financial and developmental goals during the course of that Fiscal Year, if said employee remains in the employ of Apogee at the end of that Fiscal Year.

         1.18 "Participant" means a person employed by Apogee who (i) is a participant in and eligible to receive compensation under the Incentive Plan,
(ii) has been specifically selected by the Committee to participate in the Partnership Plan, and (iii) has elected to defer such compensation under this Plan, or a person, and who prior to the time of Retirement, Early Retirement, death, Disability or Termination of Employment, had elected to defer such compensation under this Plan and who retains, or whose Beneficiaries retain, benefits under the Plan and in accordance with its terms.

         1.19 "Plan" means this Partnership Plan , as it may be amended from time to time.

         1.20 "Pool A" means that portion of the Incentive Compensation awarded by Apogee to the Participant which Participant has elected to defer and which, pursuant to this Plan, Apogee as Grantor shall contribute to the Trust.

         1.21 "Pool B" means shares of Common Stock purchased or issued by Apogee in the Participant's name, which shares in number shall be equal to the number of shares resulting from and computed pursuant to Participant's election to defer under Pool A. Pool B shares so issued are and shall be designated as "Restricted Stock".

         1.22 "Restricted Stock" means Pool B stock in the Participant's name that is or is meant to be nontransferable, forfeitable, and imprinted with a restrictive legend.

         1.23 "Retirement" means a Participant's retirement at or after attaining age 65.

         1.24 "Subsidiary" means a corporation, of which Apogee Enterprises, Inc. owns at least fifty percent (50%) of the shares having voting power in the election of directors.

         1.25 "Termination of Employment" means a Participant's termination of employment with Apogee whether voluntary or involuntary. Termination of Employment does not include Retirement or Early Retirement.

         1.26 "Trust" means the entity created by the Deferred Compensation Trust Agreement (the "Trust Agreement") of even date which Apogee has adopted and executed pursuant to this Plan, together with all amendments and exhibits thereto.

         1.27 "Trustee" means the entity, person or persons individually signing the Trust Agreement as Trustee or any successor to such Trustee (see Section
6.01 hereof and Article IX of the Trust Agreement).

         1.28 "Trust Fund" means the fund held by the Trustee pursuant to the terms of the Trust, including individual Trust Fund accounts and Vintage Accounts established for each Participant.

         1.29 "Unrestricted Stock" means Common Stock issued in the name of a Participant that is freely transferable and not subject to substantial risk of forfeiture.

         1.30 "Vintage Account" means a subaccount of a Participant's Trust Fund account established by the Trustee for the purpose of identifying and segregating increases and decreases to such account by Fiscal Year contribution of Pool A shares to which such increases or decreases relate. Such increases or decreases may be caused by, but are not limited to cash or property dividends, stock splits, stock purchases, reorganizations, mergers, distributions and the like.

                                   ARTICLE II

               SELECTION OF PLAN PARTICIPANTS AND DISQUALIFICATION

         2.01 Selection of Participant. The Committee will establish the criteria for Participation in the Plan and make Incentive Compensation awards to Participants. No person shall be entitled to benefits under the Plan except as awarded by the Committee in its sole discretion, with or without receiving recommendations from Apogee. Notwithstanding the foregoing, it is anticipated that the Board of Directors and the respective boards of directors of each Subsidiary shall provide such recommendations to the Committee.

         Any Pool A or Pool B Incentive Compensation awarded to Participants under this Plan shall be deemed null and void from the inception of such award if this Plan is not approved by the shareholders of each Apogee Company within six (6) months of the date adopted by the last Apogee Company board of directors to adopt and approve this Plan. In such case the Common Stock, in Trust or in the form of Restricted Stock shall be returned to Apogee and any Pool A consideration, paid or foregone, shall be remitted to the Participant.

         2.02 Disqualification of Participants. In any instance where a Participant engages in acts or omissions including, but not limited to, (i) willful and substantial misconduct in the discharge of a Participant's duties as an officer or employee, or (ii) reckless failure or refusal to perform substantial and clear duties of employment, or (iii) criminal misconduct of the Participant, having the foreseeable likelihood or effect of causing a material loss of or damage to the properties, business or reputation of Apogee, or, (iv) conferring an unauthorized and substantial pecuniary benefit upon the Participant or a designee of a Participant at the expense of Apogee, such acts or omissions may give rise to a finding by the Committee of a "Disqualification". In order for a Disqualification to become effective, the finding of the Committee must be ratified by not less than fifty percent (50%) of a quorum of the Board of Directors and not less than fifty percent (50%) of a quorum of the board of directors of the Apogee Company by whom the Participant is employed. If any Participant subject to Disqualification is a member of the Board of Directors or any Apogee board of directors, such Participant shall not cast a vote on any motion for Disqualification. In the event that a finding of Disqualification is ratified, the maximum distribution to the Participant from that Participant's

Pool A Trust Fund account(s) shall be the lesser of the Fair Market Value of such stock on the date of Disqualification or the original amount of Incentive Compensation deferred by Participant in any Fiscal Year. Such distribution shall be made in Common Stock. Any Common Stock or other property remaining in Participant's Trust Fund subsequent to a Disqualification distribution shall immediately revert to Apogee for cancellation or incorporation to Apogee's general assets, as applicable. Any and all Restricted Stock in the Participant's name shall immediately be forfeited to Apogee without consideration.

                                  ARTICLE III

                  PARTICIPANT'S ELECTION TO DEFER COMPENSATION

         For any Fiscal Year, any Participant may elect to defer (i) not greater than one-half, or (ii) any percentage less than one-half of the compensation that may become payable to the Participant under the Incentive Plan. The election shall be made in writing on the form set forth in Exhibit C, designating the percentage or amount of the compensation that may be due under the Incentive Plan which is to be deferred, signed by the Participant and delivered to the Committee prior to the commencement of the Fiscal Year with respect to which such compensation is to be earned and deferred. If an individual is first employed by Apogee during the Fiscal Year and is eligible for compensation under the Incentive Plan, that individual shall make the election to defer prior to the first day of employment. The election to defer under the Plan, once made, is irrevocable. The percentage or amount of the compensation that may be due under the Incentive Plan which is to be deferred shall cause the Committee to contribute an equivalent amount of cash or shares of Common Stock to the Trust on behalf of the Participant, such contribution constituting Pool A. Concurrently with the contribution to the Trust, Apogee shall cause to have issued shares of Restricted Stock in the name of the Participant designated as Pool B, which shares in number shall be equal at the time of issuance to the number of shares contributed to the Participant's Pool A Trust Fund for that Fiscal Year. Participant's Pool A Trust Fund shall be administered by the Trustee. Participant's Pool B Restricted Stock shall be escrowed with the Administrator. Within a reasonable time after the Committee's determination of the Participant's Incentive Compensation, Apogee shall transfer the Pool A shares or cash equivalent (to purchase an equivalent number of Pool A shares) to the Trustee to the credit of the Participant's Trust Fund.

                                   ARTICLE IV

                                 SAVINGS CLAUSE

         This Plan is intended to conform to the provisions of Sections 83, 402, 404, 451, and 671 through 677 of the Internal Revenue Code of 1986, as amended ("IRC" or the "Code"), with the provisions of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and all administrative and judicial interpretations thereof. As such this Plan shall be interpreted consistently with those laws and interpretations, shall not be interpreted to permit any action inconsistent with those laws or interpretations, and any provision herein inconsistent with those Laws or interpretations is hereby amended to make it consistent while still preserving, as nearly as possible, the original meaning of the amended provision.

                                   ARTICLE V

                                 ADMINISTRATION

         5.01 Compensation Committee. The Plan shall be administered by a Plan Compensation committee composed of either (i) the Board of Directors, a majority of which are Disinterested Persons and a majority of the directors acting on Plan matters are Disinterested Persons, or (ii) by a committee of three or more persons, all of whom are Disinterested Persons. "Disinterested Persons" shall be interpreted as that term as defined in Rule 16b-3 of the Securities Exchange Act of 1934. No member of the Committee while serving as such shall be eligible for participation in the Plan. The Committee may appoint an Administrator who shall have the authority to manage and administer this Plan between meetings of the Committee and to carry out the resolutions of the Committee. All actions of the Administrator shall be subject to the Committee's review and approval.

         5.02 Powers. The Committee shall have the exclusive and final authority to interpret the Plan, prescribe, amend, and rescind the rules and regulations relating to the Plan, to delegate such responsibilities or duties as are allowable under the Plan or by law as it deems desirable, and make all other determinations necessary or advisable for the administration of the Plan. A majority of the members of the Committee shall constitute a quorum and all determinations of the Committee will be made by a majority of the quorum. Any determination by the Committee under the Plan may be made without notice of and without convening a meeting if evidenced by one or more writings signed by all of the Committee members.

         5.03 No Liability. In administering the Plan, neither the Committee nor any member of the Committee nor any person to whom the Committee may delegate any duty or power in connection with administering the Plan shall be liable, except as provided in the Securities Act of 1933, as amended, for any action, failure to act or loss except for its or his or her own gross negligence or willful misconduct, nor for the payment of any benefit or other amount under the Plan. No member of the Committee shall be personally liable under any contract, agreement, bond or other instrument made or executed by such member or in his or her behalf as a member of the Committee, nor for the neglect, omission or wrong-doing of any other member of the Committee.

                                   ARTICLE VI

                      POOL A: DEFERRED COMPENSATION ACCOUNT

         6.01 Establishment of Trust. Upon execution of this Plan and concurrently upon the establishment of the Deferred Compensation Trust Agreement (which is attached hereto and incorporated by reference herein as Exhibit A), Apogee shall contribute to the Trust the sum of $1.00. The Trust shall be irrevocable and shall administer Participant Pool A Trust Funds received by it in either cash or in Common Stock from Apogee. All contributions so received, and any income therefrom, shall be held, managed and administered by the Trustee as a single Trust. The Trust Agreement provides that the Trustee shall discharge its responsibilities for the investment, management and control of the Trust assets solely in the interest of the Participants and Beneficiaries of the Plan. All investments of the Trust assets shall be made in Common Stock; provided, however, that the Trustee may maintain such portion of the Trust assets in cash or forms of short-term liquid investments as it deems in the best interests of the Trust, provided that the Trust remains primarily invested in Common Stock. The property of the Trust will be held in the individual name of the Trustee. Any, shares in the Trust will be voted by the Trustee in its discretion unless a Participant instructs the Trustee regarding the manner in which such shares credited to the Participant's Trust Fund shall be voted.

         6.02 Deposits to Trust. Following the award of Incentive Compensation to a Participant who has elected to defer a portion of such compensation under this Plan, and as soon thereafter as may be reasonably practicable, Apogee shall deposit with the Trustee (for the benefit of the Participant's Trust Fund) shares of Common Stock, or cash to purchase such stock, for which the purchase price per share is equal to the lesser of:

                  (a) the Fair Market Value per share at the date of the Participant's election to defer, or

                  (b) the Fair Market Value per share at the date the Participant's Incentive Compensation award is approved by the Committee.

         The number of shares to be deposited with the Trust shall be computed by dividing the amount of Participant's Incentive Compensation award that was deferred by the aforementioned per share purchase price. Cash deposited with the Trust shall be sufficient to purchase the number of shares otherwise required to be deposited with the Trust. No fractional shares shall be issued; provided, however, that computed fractional shares below fifty percent (50%) shall be rounded to a lower non-fractional number, and fractional amounts in excess of forty-nine percent (49%) shall be rounded to the next whole number.

         Each Apogee Company shall contribute the amount or Common Stock shares due to the Trust on behalf of Participants employed by it. Each Apogee Company shall pay, pro rata by its number of Participants, any and all administrative charges for opening and maintaining Trust Fund accounts for Participants and for brokerage commissions, if any, on purchases of Pool A and Pool B Common Stock.

         6.03 Participant Trust Fund. The Trustee shall establish a Trust Fund account and Vintage Account for each Participant of each Apogee Company, which accounts will be maintained by the Trustee for each deposit made by Apogee under the Plan, and any charges or credits, including dividends and fees payable by the Trust. The Trust Fund accounts and Vintage Accounts shall be kept in the names of the individual Participants and each Beneficiary of a deceased Participant. The Trust shall issue annual and final statements to each Participant showing deposits, earnings, charges and credits to each of the Participant's Trust Fund account(s) and Vintage Account(s) (see 6.05 "Interest of Participant").

         6.04 Trust Fund Accounting. The Trustee shall credit each Participant's Trust Fund account(s) and respective Vintage Account(s) with (i) the number of shares of Common Stock awarded to the Participant, or Common Stock or other shares purchased with cash and cash dividends, (ii) cash or stock dividends, and
(iii) warrants or any other property received with respect to the stock in such account. Separate Vintage Accounts shall be established as subaccounts to all Participant Trust Fund accounts for each, and segregated by, Fiscal Year for which Pool A Incentive Compensation was contributed by Apogee. Each Vintage account shall be debited or credited, as applicable, for additional shares purchased by the Trustee on the Participant's behalf, as a result of earnings in respect to stock noted in the Vintage Account, or for shares distributed from the Trust as a result of insolvency (see Section 6.06) or the occurrence of a predetermined event of distribution. Examples of such earnings or distributions include cash, stock, or property dividends, stock splits, warrants, options, reorganization, merger, exchange, insolvency, and the like. Distributions shall include or result from payments to Participants, forfeitures upon Disqualification, and the distribution of Trust assets by the Trustee to creditors of a respective Apogee Company. (See Section 6.05). To the extent Apogee incurs taxable income in respect to cash dividends declared and paid on Participant Pool A shares, Apogee shall have the right to require payment of such tax by the Trust, pursuant to appropriate written instruction to the Trustee, and Participant Trust Fund accounts and Vintage Accounts shall be charged accordingly. Common Stock purchased with cash dividends paid on such stock in Participant Trust Fund accounts and Vintage Accounts will vest in the Participant as of the date the Common Stock on which the dividend was paid vests.

         6.05 Interest of Participant. Any funds deposited with, earned by or related to Participant Trust Fund accounts shall be and continue to be at all times part of the general assets of the respective Apogee Company depositing such funds, subject to the claims of its unsecured general creditors. In the event a Participant becomes an employee of any other Apogee Company, the Trustee shall establish a separate Trust Fund account and Vintage Account(s) for deposits made to the Trust by that company on behalf of the Participant. Assets of the Trust are not intended to serve as security for payment of Participant Trust Funds under the Plan if an Apogee Company is or becomes insolvent. All rights created under the Plan and the Trust shall be and are mere unsecured contractual rights of a Participant against the Apogee Company from whom the Participant was awarded Incentive Compensation in a particular Fiscal Year. The Participant's right to receive payments of deferred compensation under the Trust is and shall be no greater than the right of an unsecured general creditor of the applicable Apogee Company. No right, benefit or payment under this Plan shall be subject to attachment or other legal process for the debts of a Participant or any Beneficiary, and shall not be subject to anticipation, transfer, sale, assignment or encumbrance. No person, other than Participant (or Participant's Beneficiaries in the event of death) shall have any claim against Apogee by virtue of the provisions of the Plan.

         6.06 Insolvency. The Trustee shall be and is prohibited from making any payments to a Participant or any Beneficiary, whose Trust Fund was established and funded by a specific Apogee Company, upon or subsequent to notification in writing that such Apogee Company is unable to pay its debts as they mature or that it is subject as a debtor to a pending proceeding under the Bankruptcy Code. Under any such circumstances, the Trustee shall deliver any property held by the Trust on behalf of Participants of the insolvent Apogee Company if, and only if, a court of competent jurisdiction so directs in order to satisfy creditor claims of that Company. The Trustee shall have the right to seek and retain legal counsel to determine the competent jurisdiction of the court directing delivery of Trust assets and, if appropriate, may challenge such jurisdiction or the legality of such court's order in the name of the Trust in any court.

         6.07 Distribution of Deferred Compensation Fund.

                  (a) Events of Distribution. Distribution of the respective Vintage Accounts of a Participant's Trust Fund shall not occur earlier than the 15th day of the final month of the fifth (5th) Fiscal Year following the Fiscal Year for which the Vintage account was or should have been established (the "Base Period"); provided, however, that distributions prior to the end of the Base Period shall be allowed in the event of death or Disability. If a Participant elects distribution of the Trust Fund(s) and Vintage Account(s) held by the Trustee in a series of annual installment distributions, the Committee, in its sole discretion, may vary the time and manner of making such installment distributions. The Committee's discretion shall include the authority to distribute yearly distributions in lump sum, or over a shorter or longer period as the Committee may find appropriate.

                  (b) Alternative Distribution Methods. Subject to the provisions of paragraph (a) above and the additional requirement set forth below with respect to Financial Hardship, a Participant may elect to receive distribution of his or her Trust Fund(s) and Vintage Account(s), such distribution election including (i) a lump sum on a date certain or upon the occurrence of Retirement, Termination of Employment (subsequent to the base period), Disability, or death, or
         (ii) annual installments commencing on a date certain or upon the occurrence of Retirement, Termination of Employment (subsequent to the Base Period), Disability or death. A Participant shall elect the manner of distribution on the form attached hereto as Exhibit C, which is incorporated by reference herein, executed and delivered to the Committee at the time the Participant makes his or her election to defer compensation for that Fiscal Year under the Plan. In the event of Financial Hardship, the distribution shall not exceed the amount determined by the Committee, in its sole discretion, to meet the immediate need of the Participant on account of the Financial Hardship.

                  (c) Yearly Installment Distributions. In the event of installment distribution, each yearly installment shall be transferred on the fifteenth (15th) day of the final month of the Fiscal Year in an amount equal to the balance credited (in shares of Common Stock) to the Participant's Trust Fund(s) and Vintage Account(s) on the date on which the yearly distribution is to be made, divided by the remaining number of distributions to be made.

         6.08 Shares Subject to Plan. Apogee hereby authorizes Two Hundred Fifty Thousand (250,000) shares of Common Stock to be issued or purchased and designated as Pool A Common Stock pursuant to this Plan. Any Pool A shares that are returned to Apogee by Disqualification may be added to the number of shares available under the Plan for the purpose of funding Pool A.

                                  ARTICLE VII

                            POOL B: RESTRICTED STOCK

         7.01 Issuance and Ownership. In the event that a Participant elects to defer Incentive Compensation as provided in Article III hereof, then concurrently upon funding of the Pool A Trust, Apogee shall purchase or cause to have issued an equivalent number of shares of Common Stock in the name of the Participant as provided in and determined by Section 7.02.

         7.02 Designation. Common Stock transferred to a Participant as provided in Section 7.01 shall be and hereby is designated as Pool B Restricted Stock, subject to limitations on transferability of the shares, substantial risk of forfeiture, and legending as described in this Article VII.

         7.03 IRC ss.83. A Participant may not elect to be taxed in the year Pool B Restricted Stock is received on the difference between the Fair Market Value of such stock and the Participant's basis in such stock, without the express written consent of the Committee.

         7.04 Restriction on Transfer of Shares. Except as to Participant's vested interest in and to the Restricted Stock as provided hereinafter (Unrestricted Stock), a Participant or any Beneficiary of a Participant shall not sell, transfer, pledge, hypothecate, encumber, grant a lien in, or otherwise dispose of (or enter into a binding agreement to sell, pledge, hypothecate, encumber, grant a lien in, or otherwise dispose of) all or any of the Restricted Stock in the name of the Participant or any Beneficiary. Any stock which is no longer subject to Section 7.05, shall be freely transferable and considered Unrestricted Stock; provided, however, that transfer of the shares shall be made only in accord with applicable federal and state securities laws.

         7.05 Legend and Stop Order Transfer.

                  (a) Legend. Apogee shall imprint the following legend upon each of the certificates representing Restricted Stock heretofore or hereafter issued in the name of a Participant or a Beneficiary of a Participant on the books of Apogee Enterprises, Inc. and such legend shall be and remain upon such certificates, as well as any reissuance thereof, unless and until removed pursuant to the reissuance of certificates upon vesting of the Participant's unrestricted right to own and transfer such shares:

                  "The securities represented by this certificate are subject to a Restricted Stock Agreement by and between Apogee Enterprises, Inc. and the registered owner of such securities, and may not be sold, transferred, pledged, hypothecated, encumbered, liened, or otherwise disposed of unless in compliance with the terms of such Restricted Stock Agreement, a copy of which is on file at the principal office of Apogee Enterprises, Inc."

                  (b) Stop Transfer Order. A stop transfer order shall be placed with Apogee Enterprises, Inc., as well as any transfer agent appointed by it, preventing transfer of any Restricted Stock of a Participant or a Participant's Beneficiary, pending removal of the restrictions on transfer as set forth in this Article VII.

                  (c) Removal of Legend. The legend endorsed on a Participant's Restricted Stock certificate or instrument evidencing Participant's shares shall be removed, and Apogee shall cause to have issued a certificate or instrument without such legend, if the Participant or a Beneficiary of a Participant becomes vested in and to such Restricted Stock, such that the Restricted Stock is no longer subject to restrictions on transfer and substantial risk of forfeiture. In the event that less than all of the shares represented by the Restricted Stock certificate vest on a given date, and upon the written request of a Participant or a Beneficiary of a Participant, Apogee shall issue an unlegended certificate evidencing the Unrestricted Stock and shall issue a new Restricted Stock certificate evidencing the remaining Restricted Stock, all in exchange for the original Restricted Stock certificate, which certificate shall be cancelled and retired.

         7.06 Risk of Forfeiture. The Committee may establish, in its sole discretion, events by which a Participant would forfeit his or her entire interest in Restricted Stock. Such events may include, but are not limited to:

                  (a) Forfeiture of remaining Restricted Stock in the event the Participant does not remain in the employ of Apogee for the entire vesting period established by the Restricted Stock Agreement described in Section 7.07.

                  (b) Forfeiture of Restricted Stock of a Participant in the event that the Participant violates a condition established in connection with his or her Early Retirement or Termination of Employment with Apogee not to engage in competition with Apogee for a certain time period and within a stated geographic area.

         A forfeiture is not and shall not be interpreted to be a Disqualification (Section 2.02). In the event of a forfeiture of Restricted Stock, a Participant shall offer (or be deemed to have offered automatically) to Apogee all, and not less than all, of such Participant's Restricted Stock at a price equal to the lesser of the Participant's "tax basis" in the Restricted Stock or the Fair Market Value of such Stock on the date of forfeiture. The offer shall be made as soon as practicable after Participant's receipt of the Committee's written determination that an event of forfeiture has occurred. The terms of the purchase shall be cash in exchange for the Restricted Stock at the time of closing.

         7.07 Vesting. Except as otherwise provided in this Plan, a Participant shall become vested in his or her Restricted Stock only in accord with the terms and conditions agreed to by the Committee and the individual Participant, pursuant to the "Restricted Stock Agreement" executed by the Parties concurrently with the transfer of the Participant's Restricted Stock, which Agreement is attached hereto and incorporated by reference herein as Exhibit B. All Restricted Stock transferred to the Participant within a particular Fiscal Year shall vest in accordance with the vesting schedule established by and contained in or attached to the Restricted Stock Agreement; provided, however, that the Committee may, in its sole discretion, establish vesting schedules for Participant Restricted Stock which differ from vesting schedules established for any other Participant in the Plan or which differ from any other vesting schedule established for a particular Participant in another Fiscal Year.

         If any of the following events occur while a Participant is fully employed by any Apogee Company, or Participant is subject to an agreement not to engage in competition with any

Apogee Company, then all Restricted Stock in the name of Participant shall immediately become Unrestricted Stock:

              (a) Death of Participant.

              (b) Total permanent Disability of Participant.

              (c) Retirement of the Participant after achieving age 65, such Retirement not to include Early Retirement.

         7.08 Escrow. Restricted Stock issued and outstanding in the name of any Participant shall be retained in a bank safe deposit box under the control of the Plan Administrator.

         7.09 Voting. Restricted Stock may be voted by the Participant as if such shares were not so restricted and, except as provided herein, shall have and hold all the benefits, rights, duties and obligations of a shareholder of Common Stock.

         7.10 Earnings on Shares. Participants shall be entitled to receive any and all cash dividends, stock dividends, warrants or any other property or benefits received with respect to ownership of his or her Restricted Stock. Shares issued to Participants as a result of such share ownership shall, however, be Restricted Stock subject to the provisions of this Plan and the respective Restricted Stock Agreement to which such stock relates, including the vesting schedule or schedules established by the Committee.

         7.11 Recording. No transfer of Restricted Stock shall be recognized by Apogee Enterprises, Inc. until it is duly entered upon its books and records and all indicia of ownership are changed accordingly; provided, however, that once a transfer is recorded upon the books and records of Apogee Enterprises, Inc., the effective date of the transfer shall be the date of the actual transfer and such ownership shall "relate back" to such date. Transfers of Restricted Stock that are prohibited by this Agreement shall be void and such transfers shall not be recognized by Apogee Enterprises, Inc. and shall not be entered upon its books and records.

         7.12 Shares Subject to Plan. Apogee hereby authorizes Two Hundred Fifty Thousand (250,000) shares of Common Stock to be issued or purchased and designated as Pool B Restricted Stock pursuant to this Plan. Any Restricted Stock awarded to Participants that are returned to Apogee by forfeiture or disqualification may be added to the number of shares available under the Plan for the purpose of funding Pool B.

                                  ARTICLE VIII

                           DESIGNATION OF BENEFICIARY

         A Participant may designate one or more Beneficiaries who are to succeed the Participant's rights under Pool A and Pool B of the Plan in the event of Participant's death. A designation of Beneficiary may be made only in writing on the form attached hereto as Exhibit D signed by the Participant and filed with the Committee and the Trustee. Beneficiaries may be changed with or without the consent of any prior Beneficiary. In the case of a failure of designation, or the death of a Beneficiary without a designated successor surviving, distribution shall be made to the estate of a Participant.

                                   ARTICLE IX

                                 EFFECT OF PLAN

         Neither the adoption of this Plan nor the participation of an employee in the Plan shall affect the existing employment relationship of Participant with any Apogee Company, which employment shall remain terminable at the will of such company or the Participant unless provided for to the contrary in a separate, written agreement by and between the Apogee Company and a Participant.

                                   ARTICLE X

                           DILUTION OR REORGANIZATION

         10.01 Dilution. In the event that additional shares of Common Stock are issued pursuant to a stock split, stock dividend, reclassification or the like, the number of shares of Common Stock held by the Trust in the Trust Fund(s) and Vintage Account(s) on behalf of the Participant, or by a Participant as Restricted Stock, shall be increased proportionately. In the event that Common Stock from time to time issued and outstanding is reduced by a combination of shares, the number of shares of Common Stock held by the Trust or the Participant shall be reduced proportionately.

         10.02 Reorganization. In the event that any Apogee Company is reorganized or is succeeded by another corporation in a reorganization, merger, consolidation, acquisition of property or stock, separation or liquidation, or the like, Apogee shall require, as part of the terms of the agreement or instrument which evidences such event or events, that all of the obligations of Apogee under this Plan will be assumed as if such event or events had not occurred. Under no circumstances will the event or events described herein diminish the right of Participants or the Trustee to enforce the provisions of this Plan.

                                   ARTICLE XI

                                  MISCELLANEOUS

         11.01 Relation Between Trust and Plan. This Plan and the Trust are part of a single integrated Deferred Compensation Agreement and shall be construed with reference to the other. In the event of any conflict between the terms of this Plan and the Trust, such conflicts shall be resolved in favor of the Trust.

         11.02 Relation Between Restricted Stock Agreement and Plan. This Plan and the Restricted Stock Agreement are part of a single integrated instrument and shall be construed with reference to the other. In the event of any conflict between the terms of this Plan and the Restricted Stock Agreement, such conflict shall be resolved in favor of the Plan.

         11.03 Headings. All article or section headings herein, or any exhibits or collateral instruments hereto, have absolutely no legal significance and are to be used solely for the convenience of reference. In the event of any conflict between such headings and the text of this Plan, its exhibits, or collateral documents, such conflict shall be resolved in the favor of the text.

         11.04 Counterparts. This Plan may be executed in an original and any number of counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one Plan.

         11.05 Construction, Binding Effect and Amendment of Plan. This Plan shall be governed by and construed in accordance with the law of the State of Minnesota. The Plan shall be binding upon and inure to the benefit of Apogee, its successors and assigns and the Participants and their heirs and personal representatives. The Plan may be amended by the Committee from time to time, effective upon written notice to Participants, provided (a) no amendment may be made to Section 6.05 of the Plan, (b) no amendment may reduce any Participant's rights or benefits hereunder in any manner with respect to Pool A compensation deferred prior to the amendment, and (c) no amendment may terminate the Plan with respect to Pool A compensation deferred prior to the amendment.

         In addition, any amendment to the Plan shall be approved by the shareholders of each respective Apogee Company that is a party to this Plan, if such amendment would:

                  (a) materially increase the benefits accruing to Participants under the Plan; or

                  (b) materially increase the number of securities which may be issued under the Plan; or

                  (c) materially modify the requirements as to eligibility for participation in the Plan.

                                  ARTICLE XII

                             EFFECTIVE DATE OF PLAN

         This Plan shall be effective from the latest date that the Plan is approved by the board of directors of each Apogee Company that is a party to this Plan and adopted by the shareholders of such Companies in accordance with 17 C.F.R. 240.16b-3.

                                        APOGEE ENTERPRISES, INC.


                                        By /s/ Donald W. Goldfus
                                           -------------------------------------
                                           Donald W. Goldfus, its President and
                                           Chief Executive Officer


                                        HARMON GLASS COMPANY


                                        By /s/ Larry C. Anderson
                                           -------------------------------------
                                           Larry C. Anderson, its President


                                        HARMON GLASS OF FLORIDA, INC.


                                        By /s/ Richard D. Inman
                                           -------------------------------------
                                           Richard D. Inman, its President


                                        WAUSAU METAL CORPORATION


                                        By /s/ Laurence J. Niederhofer
                                           -------------------------------------
                                           Laurence J. Niederhofer, its Chief
                                           Executive Officer

                                        VIRACON, INC.


                                        By /s/ James L. Martineau
                                           -------------------------------------
                                           James L. Martineau, its President


                                        W.S.A., INC.


                                        By /s/ Gerald K. Anderson
                                           -------------------------------------
                                           Gerald K. Anderson, its President

                                    AMENDMENT
                                       TO
                            APOGEE ENTERPRISES, INC.
                                PARTNERSHIP PLAN

         THIS AMENDMENT to the Apogee Enterprises, Inc. Partnership Plan (the "Plan") is executed to be effective the 31st day of January, 1989.

                                   WITNESSETH:

         WHEREAS, Apogee Enterprises, Inc. and selected wholly owned subsidiaries (collectively "Apogee") have adopted the Plan to provide key executives with initial or increased ownership interests in Apogee; and

         WHEREAS, the Plan does not specify the period during which the Pool B Restricted Stock (as that term is defined in the Plan) is recognized as earned for financial accounting purposes; and

         WHEREAS, Apogee desires to amend the Plan to provide that the Pool B Restricted Stock is recognized as earned for financial accounting purposes during the fiscal year in which the bonus giving rise to the issuance or purchase of the Pool B Restricted Stock is earned and deferred.

         NOW, THEREFORE, the following amendment is hereby made to the Plan:

         1. Clarification of "Service Period" for Financial Accounting Purposes. For purposes of clarifying the Plan service period for financial accounting purposes, such period is and shall hereafter be the period in which the bonus giving rise to the issuance or purchase of the Pool B Restricted Stock is earned and deferred,, a new paragraph shall be added at the end of Section 7.07 of the
Plan:

                           "Notwithstanding anything contained .herein to the
                  contrary, the Plan service period for financial accounting purposes hereunder shall be deemed to be the fiscal year with respect to which a Participant elects to defer bonus compensation amounts under Article III of this Plan."

         2. No other Amendment. Other than as specifically set forth herein, no further amendment or modification is made to the Plan.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed on the date first above written.

                                        APOGEE ENTERPRISES,


                                        By: /s/ William G. Gardner
                                            -----------------------------------
                                              Its: Treasurer
                                                   ----------------------------

                                        HARMON GLASS CORPORATION


                                        By: /s/ William G. Gardner
                                            -----------------------------------
                                              Its: Secretary/Treasurer
                                                   ----------------------------


                                        HARMON GLASS OF FLORIDA INC.


                                        By: /s/ William G. Gardner
                                            -----------------------------------
                                              Its: Secretary/Treasurer
                                                   ----------------------------


                                        WAUSAU METAL CORPORATION


                                        By: /s/ William G. Gardner
                                            -----------------------------------
                                              Its: Treasurer
                                                   ----------------------------


                                        VIRACON, INC.


                                        By: /s/ William G. Gardner
                                            -----------------------------------
                                              Its: Treasurer
                                                   ----------------------------


                                        W.S.A., INC.


                                        By: /s/ William G. Gardner
                                            -----------------------------------
                                              Its: Treasurer
                                                   ----------------------------




ATTEST:

/s/ William G. Gardner
-----------------------------------
Asst. Secretary
Apogee Enterprises, Inc.

                          RESOLUTIONS TO BE ADOPTED BY
                        THE COMPENSATION COMMITTEE OF THE
                              BOARD OF DIRECTORS OF
                            APOGEE ENTERPRISES, INC.

         WHEREAS, the Board of Directors and shareholders of this corporation have previously approved and adopted the Apogee Enterprises, Inc. Partnership Plan (as amended to date, the "Plan"). All capitalized and undefined terms used herein shall have the meanings given to them in the Plan;

         WHEREAS, Section 11.05 of the Plan provides that it may be amended at any time in certain respects by the Compensation Committee of the Board of Directors of this corporation, such amendment to be effective upon written notice to the Participants thereunder; and

         WHEREAS, the Compensation Committee has now decided that it is appropriate to amend the Plan to permit a Participant, at the time at which shares of Common Stock are to be distributed from such Participant's Trust Fund accounts or Vintage Accounts or, in the case of Restricted Stock, released from escrow upon the lapse of restrictions thereon, to elect either to (i) have Apogee withhold a portion of such shares or (ii) deliver to Apogee previously owned shares of Apogee Common Stock, in each case, to pay all applicable federal and state taxes owed by the Participant with respect to the shares of Common Stock to be so distributed or released from escrow.

         NOW, THEREFOR, BE IT RESOLVED, that the Plan is hereby amended to add a new Section 11.06 of the Plan in the form attached hereto as Exhibit A, such amendment to be effective upon the written notice thereof to all Participants.

         FURTHER RESOLVED, that the officers of the Corporation are hereby authorized and directed to cause written notice of such amendment to be delivered to all Participants as soon as possible after the date hereof.

Dated:  January 10, 1997


-----------------------------------
Harry A. Hammerly


-----------------------------------
Stephen C. Mitchell


-----------------------------------
E. Eugene Nugent

                                                                       EXHIBIT A

         11.06 Income Tax Withholding. In order to comply with all applicable federal or state income tax laws or regulations, Apogee may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant under the Plan, are withheld or collected from such Participant. In order to assist a Participant in paying all federal and state taxes to be withheld or collected upon either (i) a distribution from any Trust Fund accounts and/or Vintage Accounts of such Participant or (ii) the release from escrow of shares of Restricted Stock by the Plan Administrator upon the lapse of restrictions with respect to such shares, the Committee, in its absolute discretion and subject to such additional terms and conditions as it may adopt, shall permit the Participant to satisfy such tax obligation by either
(i) electing to have Apogee withhold a portion of the shares otherwise to be delivered to Participant upon such distribution or release having a Fair Market Value on the date of such distribution or release equal to the amount of such taxes, or (ii) delivering to Apogee shares of Common Stock, other than the shares issuable to Participant upon such distribution or release, with a Fair Market Value on the date of such distribution or release equal to the amount of such taxes.

                      AMENDMENT TO APOGEE ENTERPRISES, INC.
                                PARTNERSHIP PLAN

         This Amendment to the Apogee Enterprises, Inc. Partnership Plan (as amended to date, the "Plan") is made and entered into as of January 18, 2001.

         1. On January 18, 2001, following the recommendation of the Compensation Committee of the Board of Directors (the "Compensation Committee") of Apogee Enterprises, Inc. (the "Company"), the Board of Directors of the Company adopted the following resolutions to amend the Plan in the manner described below:

                  "WHEREAS, the Compensation Committee, after completing a study of the Company's overall compensation program with the assistance of an outside consultant, has concluded that the absolute $100,000 limitation on annual deferrals of bonus compensation into the Plan is no longer appropriate for the Company; and

                  WHEREAS, to be effective under the terms of the Plan, such an amendment requires the approval of the Company's shareholders; and

                  WHEREAS, the Board of Directors of the Company, after considering the recommendation of the Compensation Committee, and noting that removal of such limitation will further the important goal of enabling key employees to obtain more shares of Company stock through the Plan and thereby further align their interests with those of the public shareholders, believes such amendment to be in the best interests of the Company and its shareholders.

                  NOW, THEREFORE, BE IT RESOLVED, that, subject to the requisite approval of the Company's shareholders, the first sentence of Article III of the Partnership Plan is hereby amended, effective as of the time immediately following such shareholder approval, to delete the all of the following, which currently appears after the semi-colon following clause (ii) thereof: "provided, however, that the maximum that can be deferred hereunder for a Fiscal Year is $100,000."

                  FURTHER RESOLVED, that the officers of the Company are hereby authorized and directed to take any and all such actions as are necessary or appropriate, including preparation of appropriate proxy statement materials, to cause such amendment to be brought before the shareholders for their consideration at the Company's 2001 Annual Meeting."

         2. This Amendment shall constitute an amendment in accordance with the terms of Section 11.05 of the Plan.

         3. This Amendment shall be effective as of the date on which the shareholders of the Company approve this Amendment.

         4. Except as specifically amended hereby, the Plan shall continue in full force and effect in accordance with the terms thereof.

                                        APOGEE ENTERPRISES, INC.



                                        By /s/ Stephen C. Mitchell
                                           ------------------------------------
                                           Name:  Stephen C. Mitchell
                                           Title: Compensation Committee Member

                Please mark, date, sign and mail your proxy card
                            back as soon as possible!

                         Annual Meeting of Shareholders
                            APOGEE ENTERPRISES, INC.
                                 June 19, 2001







--------------------------------------------------------------------------------



                            APOGEE ENTERPRISES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints RUSSELL HUFFER, MICHAEL B. CLAUER and PATRICIA
A. BEITHON as Proxies, each with the power to appoint his or her substitute, and hereby authorizes any one of them to represent and to vote, as designated below, all of the shares of Common Stock of Apogee Enterprises, Inc. (Apogee) held of record by the undersigned on April 25, 2001, at the Annual Meeting of Shareholders of Apogee to be held on June 19, 2001, or any adjournment thereof, and hereby revokes all former proxies.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

This card also constitutes your voting instructions to the Trustee for all of the shares of Apogee Common Stock held of record by the Trustee for your account in the Apogee Employee Stock Purchase Plan. If you do not direct the Trustee how to vote the shares held in your Plan account, the Trustee cannot vote your
                                                          ------
shares at its discretion.

This card also constitutes your voting instructions to the Trustee for all of the shares of Apogee Common Stock held for you in the Apogee Retirement Plan and the Tax Relief Investment Plan. If you are a
participant in such Plan(s),  you may direct
the Trustee how to vote the shares of Apogee
Common   Stock   allocated   to  your   Plan        APOGEE ENTERPRISES, INC.
account(s). If you do not direct the Trustee        P.O. BOX 11342
how to vote  the  shares  held in your  Plan        NEW YORK, N.Y. 10203-0342
account(s), the Trustee can vote your shares
                        ---
at its discretion.

(Continued, and to be signed on reverse side)

                       ANNUAL MEETING OF SHAREHOLDERS OF
                            APOGEE ENTERPRISES, INC.
                                  JUNE 19, 2001

--------------------------------------------------------------------------------
                            PROXY VOTING INSTRUCTIONS
--------------------------------------------------------------------------------

You may choose one of three methods to vote your shares. You may vote by telephone, by Internet or by mailing the proxy card. Shares may be voted by touch-tone telephone or by Internet 24 hours a day, 7 days a week. Please note that votes submitted by telephone and Internet must be received by 5:00 p.m. Eastern Daylight Time (4:00 p.m. Central Daylight Time) on June 18, 2001. If you choose to vote your shares by telephone or Internet, there is no need to mail your proxy card. Please reference the reverse of the proxy card for further details.


      TO VOTE BY TELEPHONE                      TO VOTE BY INTERNET                       TO VOTE BY MAIL
Please call toll-free on a touch-tone   Please access the Web page at           Please mark, date and sign your proxy
telephone 1-800-481-9825 and follow     http://proxy.shareholder.com/apog       card and mail it in the postage-paid
the instructions. Have your control     and follow the on-screen instructions.  envelope provided as soon as
number and the proxy card available     Have your control number available      possible.
when you call.                          when you access the Web page.








CALL TOLL-FREE TO VOTE  *  IT'S FAST AND CONVENIENT ----------------------------
                                                        CONTROL NUMBER FOR
                  1-800-481-9825                    TELEPHONE OR INTERNET VOTING
                                                    ----------------------------

                     DETACH PROXY CARD HERE IF YOU ARE NOT
                        VOTING BY TELEPHONE OR INTERNET

                               Please Detach Here
             |   You Must Detach This Portion of the Proxy Card   |
            \|/   Before Returning it in the Enclosed Envelope   \|/
--------------------------------------------------------------------------------

     -----

     -----

1. ELECTION OF DIRECTORS:  FOR all nominees [ ]   WITHHOLD AUTHORITY to vote [ ]
                           listed below           for all nominees listed below

                                                         *EXCEPTIONS [ ]


Nominees: 01 - DONALD W. GOLDFUS, 02 - JAMES L. MARTINEAU, 03 - RAY C. RICHELSEN
          and 04 - MICHAEL E. SHANNON
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the Exceptions box and write that nominees name in the space provided below.)

*Exceptions ___________________________________________________________________

2. PROPOSAL TO AMEND THE 1987 APOGEE ENTERPRISES, INC.
   PARTNERSHIP PLAN:

         FOR [ ]    AGAINST  [ ]    ABSTAIN [ ]

3. PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP
   AS THE INDEPENDENT AUDITORS OF THE COMPANY:

         FOR [ ]    AGAINST  [ ]    ABSTAIN [ ]

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly be brought before the meeting.


                                                      Address Change and/or [ ]
                                                      Comments Mark Here




                                    Note:    Please sign exactly as your name
                                             appears above. When shares are held
                                             by joint tenants, both should sign.
                                             When signing as attorney, executor,
                                             administrator, trustee or guardian,
                                             please give full title as such. If
                                             a corporation, please sign in full
                                             corporate name by president or
                                             other authorized officer. If a
                                             partnership, please sign in
                                             partnership name by authorized
                                             person.

                                    Dated:   _____________________________, 2001


                                    --------------------------------------------
                                                     Signature

                                    --------------------------------------------
                                              Signature (Joint Owner)

                                    --------------------------------------------
                                               Title, if applicable

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.

                                                 Votes MUST be indicated    [X]
                                                 (x) in black or blue ink.